SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant     (X)
Filed by a Party other than
  the Registrant            ( )
Check the appropriate box:
(X)  Preliminary Proxy Statement                       ( ) Confidential for Use
                                                       of the Commission Only
                                                       (as permitted by Rule
                                                       14a-6(e)(2)

( ) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

- ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           Dixie National Corporation
- ------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
( ) $125 per Exchange Act Rules 0-11(c)(1)(ii),   14a-6(i)(1), or 14a-6(i)(2)
    or Item 22 (a)(2) of Schedule 14A.
( ) $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       N/A

(2) Aggregate number of securities to which transaction applies:
       N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Value is based on cash to be received and amount of debt to be canceled or assumed.

(4) Proposed maximum aggregate value of transaction: $8,583,746

(5) Total fee paid: $1,717

(X) Fee paid previously with preliminary material

( ) Check box if any part of the fee is offset as provided by Exchange Rule 0-11
(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:  N/A

(2) Form, Schedule, or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: N/A

                           DIXIE NATIONAL CORPORATION
                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 31, 1995



To The Shareholders:


     Notice is hereby given that the 1995 Annual Meeting of the Shareholders of Dixie National Corporation will be held in the Board Room, Dixie National Life Insurance Company Building, 3760 Interstate 55 North, Jackson, Mississippi on July 31, 1995 at 9:00 o'clock A.M., Central Time, for the following purposes:


     1. To consider and act upon the recommendation of the Board of Directors that the shareholders approve the sale of the Corporation's 99.3% owned subsidiary, Dixie National Life Insurance Company, to Standard Life Insurance Company of Indiana. Shareholders have the right to assert dissenters' rights relative to such sale.

     2. To consider and act upon the recommendation of the Board of Directors that the shareholders approve a new stock option plan for key employees and directors of the Corporation.

     3. To fix the number of and to elect the Board of Directors for the ensuing year or until their successors are duly elected.

     4. To consider and vote upon the ratification of the selection of Horne CPA Group as independent auditors of the Company for the year ending December 31, 1995.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.


     July 14, 1995 is the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The stock transfer books of the Corporation will not be closed.


                    PLEASE DATE AND SIGN THE ENCLOSED PROXY
           NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES


                                 BY ORDER OF THE BOARD OF DIRECTORS


July 20, 1995                    /s/Jerry M. Greer
                                 Jerry M. Greer
                                 SENIOR VICE PRESIDENT AND SECRETARY

                        DIXIE NATIONAL CORPORATION
                    1995 ANNUAL MEETING OF SHAREHOLDERS


                              PROXY STATEMENT
                             TABLE OF CONTENTS

SOLICITATION                                                                5

VOTING SECURITIES                                                           5

OWNERSHIP OF VOTING SECURITIES BY CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     Security Ownership of Certain Beneficial Owners                        6
     Security Ownership of Management                                       7

PROPOSAL NO. 1 - SALE OF DIXIE NATIONAL LIFE
INSURANCE COMPANY
     General                                                                8
     Background of Proposed Sale                                            9
     Recommendation of Board of Directors; Reasons for Sale                12
     Opinion of Corporation's Financial Advisor                            13
     Federal Income Tax Consequences                                       16
     Employment Contracts                                                  16
     The Stock Purchase Agreement                                          16
          Terms of the Sale                                                16
          Certain Representations and Warranties                           17
          Conduct of Business Pending the Sale                             18
          Conditions to Consummation of the Sale                           18
          Fees and Expenses                                                18
          Termination; Amendment; Governing Law                            18
          Vote Required for Approval                                       19

DISSENTERS' RIGHTS OF SHAREHOLDERS                                         19
     General                                                               19
     Procedure for Exercise of Dissenter's Rights                          20
     Procedure if the Dissenters Are Dissatisfied with the Payment Offered 21

CONSEQUENCES OF NOT CLOSING THE STANDARD TRANSACTION                       21

FUTURE BUSINESS PLANS                                                      22
     General                                                               22
     Basis for Consideration Paid Or To Be Paid For Investment in PMM      23


BUSINESS OF THE COMPANY                                                    24
     General                                                               24
     Statutory Surplus and Accounting                                      25
     Capital Requirements of the Corporation                               26
     Products and Markets                                                  26

     Sales Force and Employees                                             27
     Competition                                                           27
     Investments                                                           27
     Reinsurance                                                           28
     Regulatory Factors                                                    29
     Investment in Marketable Equity Securities                            31
     Legal Proceedings                                                     32


SELECTED FINANCIAL DATA                                                    33

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS                                        34
     Liquidity and Capital Resources                                       34
          General                                                          34
          Liquidity Requirements                                           34
          Going Concern Considerations                                     35
          Investment Portfolio Liquidity                                   36
          Statutory Surplus                                                36
     Results of Operations                                                 37

PROFORMA FINANCIAL STATEMENTS                                              40

MARKET PRICES AND DIVIDENDS                                                40

PROPOSAL N0. 2 - 1995 STOCK OPTION PLAN                                    40
     General                                                               41
     Administration                                                        41
     Options                                                               42
     Exercise of Options                                                   42
     Transferability                                                       42
     Termination or Amendment                                              42
     Federal Income Tax Consequences                                       43
          Incentive Stock Options                                          43
     Non-Statutory Stock Options                                           44
     Grants Under 1995 Plan                                                44
     Vote Required for Approval                                            44

PROPOSAL NO. 3 - ELECTION OF DIRECTORS                                     45
     Nominees and Directors                                                45
     Executive Officers                                                    49
     Vote Required for Election                                            50

EXECUTIVE COMPENSATION AND OTHER INFORMATION                               50
     Compensation Committee Report on Executive Compensation               50
     Base Salary                                                           50
     Bonus Plan                                                            50
     Stock Option Plan                                                     51
     Profit Sharing 401(k) Plan                                            51
     Compensation Committee Members                                        51
     Stock Price Performance Chart                                         52
     Summary Compensation Table                                            52
     Fiscal Year End Options                                               53

DIRECTORS' COMPENSATION                                                    53

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             53

PROPOSAL NO. 4 - RATIFICATION OF SELECTION OF
INDEPENDENT AUDITORS                                                       54

SHAREHOLDER PROPOSALS                                                      54

OTHER MATTERS                                                              54

INDEX TO FINANCIAL STATEMENTS                                              F-1

APPENDIX A     STOCK PURCHASE AGREEMENT                                    A-1

APPENDIX B     ARTICLE 13 OF MISSISSIPPI
               BUSINESS CORPORATION ACT                                    B-1

APPENDIX C     FAIRNESS OPINION OF MERCER CAPITAL                          C-1

APPENDIX D     1995 STOCK OPTION PLAN                                      D-1

                                PROXY STATEMENT
                           DIXIE NATIONAL CORPORATION
                            3760 Interstate 55 North
                                 P.O. Box 22587
                        Jackson, Mississippi 39225-2587


                                  SOLICITATION
                   Approximate Date of Mailing: July 20, 1995


     The enclosed proxy is being solicited by the Board of Directors of Dixie National Corporation ("Corporation") for use at the 1995 Annual Meeting of Shareholders of the Corporation, to be held in the Board Room, Dixie National Life Insurance Company Building, 3760 Interstate 55 North, Jackson, Mississippi, at 9:00 o'clock A.M. on July 31, 1995, and any adjournment thereof. Shareholders may revoke their proxy by written notice to the Corporation at any time prior to the exercise thereof or by attending at the meeting and voting their shares in person. The solicitation will be primarily by mail but may also be by telephone, telegraph or oral communications by officers or regular employees. The cost of soliciting proxies will be borne by the Corporation. The term "Company," as used herein includes, collectively, the Corporation, its 99.3% subsidiary, Dixie
National Life Insurance Company ("Dixie Life"), and the Corporation's other subsidiaries.



     Shares represented by a properly executed and returned proxy card will be voted at the 1995 Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted FOR the sale of Dixie Life, FOR approval of the new stock option plan, FOR the Board of Directors to consist of nine members, FOR the election of the nine individuals nominated by the Board of Directors to serve as directors of the Corporation and FOR the ratification of the selection of Horne CPA Group as independent auditors of the Company for the year ending December 31, 1995. See "Dissenters' Rights of Shareholders" with respect to the effect of not indicating voting instructions on the rights of dissenting shareholders.


                               VOTING SECURITIES


     Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not considered as having voted for purposes of determining the outcome of the election of directors, but are considered as a vote "against" any other matter. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote on any matter. In accordance with the Company's By-Laws and the Mississippi Business Corporation Act, the Board will appoint two inspectors of election. The inspectors will take charge of, and will count, the votes and ballots cast at the Annual Meeting and will make a written report on their determination.



     Shareholders of record at the close of business on July 14, 1995 will be entitled to notice of and to vote at the annual meeting. On July 14, 1995, there were 10,494,973 shares of common voting stock ("Common Stock") of the Corporation outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote per share on each matter submitted to a vote at the meeting of shareholders except with respect to the election of directors. Shareholders have cumulative voting rights in the election of directors. Cumulative voting means that each shareholder will be entitled to as many votes as the number of shares of Common Stock owned by such shareholder multiplied by the number of directors to be elected and all such votes may be cast for a single director or may be distributed among the director nominees as the shareholder sees fit. To exercise cumulative voting rights by proxy, a shareholder must clearly designate the number of votes the shareholder wishes to cast for any given nominee.



                   OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


Security Ownership of Certain Beneficial Owners


     The following table sets forth pertinent information as to the beneficial ownership of the Corporation's Common Stock as of July 14, 1995, of persons known by the Corporation to be holders of 5% or more of the outstanding Common Stock. Information as to the number of shares beneficially owned has been furnished by the persons named in the table.


Name and Address                             Shares
of Beneficial                                Beneficially        Percent
Owner                                        Owned               of Class
- -----------------                            -----------------   --------

American Capitol Insurance Company           1,000,144(1)         8.7%
10555 Richmond Avenue
Houston, Texas  77042

S. L. Reed, Jr.                               636,286(2)          6.0%
107 Executive Center
Hilton Head Island, SC  29928

Robert B. Neal                                533,768(3)          5.0%
c/o Dixie National Corporation
3760 Interstate 55 North
Jackson, Ms  39211

- ------------------------

(1) Includes 1,000,000 shares issuable upon conversion of the Corporation's 10% Subordinated Convertible Callable Fixed Interest Rate Notes ("Convertible Notes") due at the earliest of closing of the sale of Dixie Life, 90 days after either party to the sale notifies the other that it cannot close the sale under the terms of the Agreement governing the sale or December 27, 1995. The share ownership of American Capitol Insurance Company is as shown in a Schedule 13D, dated July 28, 1993, filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Schedule 13D states that it is filed jointly by American Capitol Insurance Company, Acap Corporation, Fortune National Corporation, InsCap Corporation and William P.

Guest, and that American Capitol Insurance Company, is a wholly-owned subsidiary of Acap Corporation, which is 63% owned by Fortune National Corporation, which is 60% owned by InsCap Corporation, which, in turn, is 40% owned by William P. Guest. According to the Schedule 13D these companies are organized in Texas, Delaware, Pennsylvania and Delaware, respectively.


(2) Includes shares held in the name of spouse, minor child or other relatives or persons, as to some of which shares owner named has shared voting or investment power, but as to which beneficial ownership is disclaimed. See table immediately below.


(3) Includes shares issuable upon exercise of stock options and conversion of Convertible Notes. See table immediately below.

Security Ownership of Management


     The following table sets information as to the beneficial ownership of the Corporation's Common Stock as of July 14, 1995, by each director, nominee, executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.


Name                                         Shares
of Beneficial                                Beneficially        Percent
Owner                                        Owned               of Class
- -----------------                            -----------------   --------

Marcia C. Cohen                                 None              N/A

T. H. Etheridge                               216,827(1)(3)       2.0%


John E. Haggar                                  7,000(1)          Less than 1%


Robert B. Neal                                533,768(1)(2)(3)    5.0%


Dennis Nielsen                                 12,200(1)          Less than 1%

Joe D. Pegram                                  28,043(1)          Less than 1%


S. L. Reed, Jr.                               636,286(3)          6.0%(3)


James G. Ricketts                               5,000(1)          Less than 1%


Herbert G. Rogers, III                        107,128(1)(3)       1.0%

W. A. Taylor, Jr.                             439,815(1)(2)(3)    4.2%

Monroe M. Wright                                None              N/A

Directors and
executive officers as
a group (13 persons)                         2,533,856(4)        27.8%
- --------------------


(1) Includes shares issuable upon exercise of stock options as follows: T. H. Etheridge - 5,000 shares; John E. Haggar - 5,000 shares; Robert B. Neal - 28,570 shares; Dennis Nielsen - 5,000 shares; Joe D. Pegram - 5,000 shares; James G. Ricketts - 5,000 shares; Herbert G. Rogers - 5,000 shares; W. A. Taylor, Jr. - 5,000 shares. The options held by Messrs. Etheridge, Haggar, Nielsen, Pegram, Ricketts, Rogers and Taylor have been granted under the stock option plan being voted upon by the shareholders (Proposal No. 2) and are subject to approval of that plan by the shareholders.

(2) Includes shares  issuable upon conversion of Convertible  Notes, as follows:
Robert B. Neal - 100,000 shares; W. A. Taylor, Jr. - 200,000 shares.


(3) Includes shares held in the name of spouse, minor child or other relatives or persons, as to some of which shares the owner named has shared voting or investment power, but as to which beneficial ownership is disclaimed, as follows: T. H. Etheridge - 37,510 shares; Robert B. Neal - 1,368; S. L. Reed, Jr. - 522,422 shares; Herbert G. Rogers, III - 27,479 shares; W. A Taylor, Jr. - 234,815 shares.


(4) Includes all shares issuable upon exercise of stock options and conversion of Convertible Notes and shares held in the name of spouse, minor child or other relatives or persons, as to which beneficial ownership is disclaimed.


         PROPOSAL NO. 1 - SALE OF DIXIE NATIONAL LIFE INSURANCE COMPANY

General


     On April 18, 1995, the Corporation and Dixie Life entered into an agreement ("Stock Purchase Agreement") with Standard Life Insurance Company of Indiana ("Standard") to sell to Standard all of the common capital stock of Dixie Life owned by the Corporation. Dixie Life is 99.3% owned by the Corporation and represents virtually all of the Company's assets and operations. This transaction ("Standard Transaction"), if completed, provides for the satisfaction of substantially all of the Corporation's debt, including a $3,689,000 Term Loan, originally due March 31, 1995, held by Standard and $1,720,000 of Convertible Notes originally due May 1, 1995. The due dates of both of these obligations have been extended. The Corporation also will receive up to $2,503,000 in cash. The final selling price is subject to an adjustment of up to $200,000 based on the resolution of certain litigation.

     The Standard Transaction, if completed, will result in a loss to the Corporation of $4,635,000. This loss has been recorded in the first quarter of 1995. Following the consummation of the Standard Transaction, the Corporation will have no ongoing operations, but it is actively considering the possible acquisition or commencement of some other line of business. See "Future Business Plans."

Background Of Proposed Sale



     Virtually all of the Corporation's unconsolidated revenues are represented by its monthly management fee of $154,000 received from Dixie Life. This is insufficient to cover the Corporation's operating expenses and service the Corporation's total debt of $5,409,000 outstanding under the Term Loan and Convertible Notes.

     The ability of the Corporation to transfer funds, including its management fee, from Dixie Life, is controlled to a very significant degree by statute. Under Mississippi insurance law, the Corporation and Dixie Life are members of a "holding company system." Generally, all transactions between members of a holding company system must be "fair and reasonable." The Mississippi Commissioner of Insurance ("Commissioner") has wide latitude in evaluating the reasonableness of a transaction and its effect upon a Mississippi insurer, such as Dixie Life. The Commissioner takes the position that a Mississippi insurance company cannot make a loan to any of its shareholders, officers or directors. Mississippi law limits the size of dividends or other distributions that may be made by a Mississippi insurer to another member of its holding company system without approval of the Commissioner. Among other things, the Mississippi insurance laws and regulatory authority of the Commissioner are designed to protect policyholders by assuring the financial solvency of insurance companies. The interests of shareholders are secondary. Because of these considerations, among other factors, the Corporation has been unable to transfer adequate funds from Dixie Life in order to service the Corporation's debts, or at least a portion thereof as part of an overall financing plan. See "Business of the Corporation--Regulatory Factors."


     In addition, the Company has experienced substantial operating losses since December 31, 1992, aggregating $3,685,240 through March 31, 1995, before giving effect to the recorded loss of $4,635,000 resulting from the Standard Transaction.

     The Company has found itself in the position of having to maintain the statutory capital and surplus ("Statutory Surplus") of Dixie Life, while faced with maturing debt that could not be satisfied from the Corporation's own funds or from Dixie Life's resources. The Corporation has devoted significant effort to strengthening the Statutory Surplus of Dixie Life and reducing the Corporation's dependence upon the operations of Dixie Life and its ability to transfer funds to the Corporation during this period. Management's effort included the following:

     (1) In May, 1993, the Board of Directors determined that the most probable successful solution to the Corporation's liquidity needs was either a merger with a stronger company or the sale of Dixie Life to another company. The Planning and Oversight Committee was appointed to evaluate options and seek an acceptable solution. Robert B. Neal, President of the Corporation, has devoted virtually all of his time to seeking a solution since May 1993. In this regard Mr. Neal contacted brokers who work in the insurance industry, had discussions with possible merger candidates both in and outside the insurance industry and contacted other professionals with contacts in the insurance industry. Only a few of these contacts led to any meaningful discussions and none resulted in a completed transaction. The obstacles encountered in completing a transaction included, among others, the following:

          (a) any transaction would require either satisfying the Term Loan or the approval by the lender of some modification involving assumption or substitution of debtor;

          (b) any transaction would require the approval of the Commissioner;

          (c) the existence of the Charter Contracts and the potential drain of the dividend provision was a significant deterrent to many merger or purchaser candidates;

          (d) many potential merger or purchaser candidates were not experienced in accident and health insurance in general and cancer insurance in particular and this segment of Dixie Life's business represented more than 60% of its statutory premium income;

          (e) until March 1994, the ongoing SEC investigation was a deterrent to many merger or purchaser candidates;

          (f) Dixie Life's statutory results of operations was marginal and the Corporation's GAAP results have reflected significant losses since 1992; and

          (g) the restatement of the Corporation's financial statements in 1992 and 1993 concerned many merger or purchaser candidates.

     (2) In July 1993, the Corporation and Medical Resource Companies of America ("MRA") reached an agreement in principle for the acquisition of the Company by MRA through an exchange of shares of MRA for shares of the Corporation. An Agreement and Plan of Reorganization was entered into by the Corporation and MRA in August 1993, but was terminated by mutual agreement in October 1993 because of unresolved issues that arose during the pendency of the transaction.

     These unresolved issues included the fact that the proposed acquisition would have required the approval of the Corporation's lender, Trustmark national Bank ("Trustmark"), and of the Commissioner. Based on discussions with representatives of Trustmark, the Corporation concluded that Trustmark's approval would be difficult to obtain. Further, the Commissioner's office expressed reservations about approving a change in control of the Company because officers of MRA had been associated with a company which owned an insurance company that failed. MRA had certain unresolved concerns regarding the potential liability under certain insurance contracts issued by Dixie Life in its early years, and the frequency and magnitude of certain nonrecurring accounting adjustments that the Company reported in its quarterly reports during 1993.

     (3) In January 1994, the Corporation reached an agreement in principle to merge with Standard's parent, Standard Management Corporation ("SMC"). In June 1994, the parties signed a Merger Agreement which provided that the Corporation would be acquired by SMC through an exchange of stock. In late July 1994, the Merger Agreement was terminated by the Corporation because of the SMC's failure to fulfill a material condition of the Merger Agreement.

     (4) During 1993 and 1994, the Corporation negotiated and completed the sale of virtually all of Dixie Life's accident and health business, thereby increasing Dixie Life's Statutory Surplus to a level which provided financial strength to Dixie Life and might have supported a dividend to the Corporation. However the proceeds of any such dividend would not have been sufficient to satisfy the Corporation's debt.

     (5) The Corporation entered into an agreement with Universal Management Services, a Nevada corporation ("UMS"), as of October 27, 1994 ("UMS Agreement"). The UMS Agreement provided that UMS would use its best efforts to assist the Corporation in locating potential investors for its Common Stock in non-U.S. markets pursuant to Regulation S of the Securities Act of 1933. On November 29, 1994, with such assistance, the Corporation sold 2,000,000 shares of its Common Stock for which it received 1,230,770 shares of Alanco Environmental Resources, Inc. ("Alanco") common stock ("November Transaction"). Alanco is principally engaged in the manufacture and marketing of a pollution control device sold in domestic and foreign markets. The Alanco shares had an aggregate market value of $2,000,000 on November 29, 1994. The sale of the Alanco shares, or other marketable equity securities owned by the Corporation, could provide some funds for debt service. See "Future Business Plan" and "Business of the Corporation - Investment in Marketable Equity Securities."

     The UMS Agreement provided UMS the option to use its best efforts to assist the Corporation in placing additional equity securities for cash. Such placements could have provided a source of funds to repay a portion of the Corporation's debt, but no such placements occurred. See "Future Business Plans."

     (6) The Stock Purchase Agreement was entered into in April 1995. Completion of the Standard Transaction would satisfy the Term Loan and the Convertible Notes.


     In November 1994, after the Corporation's July 1994 termination of the Merger Agreement with SMC, Standard bought from Trustmark National Bank ("Trustmark"), the Corporation's $3,689,000 Term Loan owed to Trustmark. This development eliminated the possibility of negotiating with Trustmark an extension of the March 31, 1995 due date of the Term Loan. As a result, the Corporation was faced with the prospect of the March 31, 1995 maturity of the Term Loan with little apparent prospect for renegotiation of the terms with the new holder of the underlying note.

Recommendation Of Board Of Directors; Reasons For Sale

     As discussed above, in seeking a solution to the serious liquidity problems facing the Corporation, the Corporation's Board considered a wide range of alternatives, including the sale of the Corporation or Dixie Life, the merger of the Corporation with another company, the sale of certain blocks of business or other assets of Dixie Life or the issuance of debt or equity securities by the Corporation or its subsidiaries. In analyzing the proposed Standard Transaction, the Corporation's Board considered a number of factors, including, principally, the following:

     (1) Standard's purchase of the Term Loan eliminated any ability the Corporation might have had to renegotiate the Term Loan at its maturity with Trustmark, with which the Corporation has had a banking relationship.

     (2) The Term Loan is secured by a pledge of all of the shares of Dixie Life capital stock owned by the Corporation. Accordingly, a default in payment of the Term Loan on its stated maturity date of March 31, 1995 would have had a very material adverse impact on the Corporation's shareholders.


     (3) Standard agreed to cancel the Term Loan and assume payment of the Corporation's Convertible Notes as part of the consideration for the sale of Dixie Life and to extend the due date of the Term Loan. These provisions are included in the Stock Purchase Agreement.


     (4) The difficulties experienced by the Board of the Corporation in its prior efforts to merge with other companies or sell the
     Corporation or Dixie Life left the Board with no realistic alternatives. In all the circumstances, the Board viewed the terms of the Standard Transaction as fair and reasonable and in the best interests of the Corporation and its shareholders.


     After considering all of the above factors, among others, as well as the opinion, discussed below, of the Corporation's financial advisor, the Corporation's Board of Directors unanimously approved the Stock Purchase Agreement and recommends that the Corporation's shareholders vote FOR the Standard Transaction.


     In deciding whether to vote for or against the Standard Transaction, the Corporation's stockholders should consider, among other factors, the financial condition and operating prospects of the Corporation and the restrictions involved in continuing to operate as a regulated insurance holding company. In this regard, Corporation shareholders should consider the information under "Consequences of Not Closing the Standard Transaction" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

Opinion Of Corporation's Financial Advisor

     Mercer Capital has rendered its opinion that the Standard Transaction is fair to the shareholders of the Corporation from a financial point of view. The opinion letter is attached hereto as Appendix C. Mercer Capital is a business appraisal and financial advisory firm founded in 1982 and located in Memphis, Tennessee. Mercer Capital has valued numerous companies engaged in financial services including commercial banks, savings banks, insurance companies, mortgage bankers, commercial finance companies and consumer finance companies.

     Pursuant to the terms of an engagement letter dated March 13, 1995, the Corporation has agreed to pay Mercer Capital, as financial advisor to the Corporation, a fee estimated at $15,000 to $18,000. The Corporation has also agreed to reimburse Mercer Capital for its reasonable out-of-pocket expenses, including all reasonable fees and disbursements of counsel, and to indemnify Mercer Capital and certain related persons against certain liabilities relating to or arising out of its engagement.

     As noted above under "Recommendation of the Board of Directors; Reasons for Sale," the fairness opinion of Mercer Capital was one of the factors considered by the Corporation's Board of Directors in determining to approve the Standard Transaction.

     Neither Mercer Capital, its shareholders, nor its employees had any business relationship with the Corporation or any of its subsidiaries or affiliates or with Standard or any of its subsidiaries or affiliates within the past two years, except for this engagement and comparable previous engagements to evaluate the previously proposed acquisitions of the Corporation discussed above under "Background of Proposed Sale." No other business relationships are contemplated at this time. No limitations were imposed by management or the Board of Directors of the Corporation on the scope of the analysis or the information to be reviewed.


     In arriving at its opinion that the Standard Transaction is fair to the Corporation's shareholders from a financial point of view, Mercer Capital considered, among other factors, the following:

          1. The Corporation has two pressing cash flow needs, consisting of the $3,689,000 Term Loan due to Standard and $1,720,000 Convertible Notes due to various holders. Each of these obligations is due at closing of the Standard Transaction or 90 days following cancellation of the Stock Purchase Agreement by either party. In any event, the Convertible Notes are due December 27, 1995. In this regard, Mercer Capital considered

               a. Virtually all of the Corporation's assets are pledged as collateral to these obligations. The holder of the Term Loan has a first security interest in the capital stock of Dixie Life which the Corporation owns and second priority claim, subject to a first mortgage securing the debt of Vanguard, in the building owned by Vanguard. The holders of the Corporation's Convertible Notes hold a second security interest in the capital stock of Dixie Life and a substantial portion of the Corporation' holdings in marketable equity securities are subject to an escrow agreement securing the Convertible Notes.

               b. The Corporation must fund these debt service needs from dividends from Dixie Life, additional borrowings or refinancing of the debt, or the sale of assets or by merging with another company or securing new equity capital.

               c. The Corporation's major asset and its only operating asset is its investment in Dixie Life.

               d. In its present financial condition, because of regulatory constraints, Dixie Life could not pay a dividend sufficient to service these debts when due.

               e. If the Corporation failed to meet its debt service obligations and the Corporation's creditors exercise their collateral rights under the related debt instruments, the Corporation's assets would be essentially depleted and its shareholders would be severely harmed financially.

               f. The Corporation has sought to raise additional capital or find a suitable merger partner since early 1993. It successfully completed the issuance of 2,000,000 shares of its Common Stock in exchange for marketable equity securities with a market value of $2,000,000 in November 1994 but all other efforts have been unsuccessful. While other efforts are on going, none appear as imminent or certain as the Standard Transaction.

               g. Dixie Life has had to resort to the sale of blocks of its accident and health business and enter into reinsurance transactions which provided surplus relief in order to maintain acceptable levels of statutory capital and surplus.

          2. Dixie Life is the defendant in litigation filed by the purchaser of two Charter Contracts, alleging that Dixie Life did not pay dividends on Charter Contracts in accordance with the terms of those contracts. A rider to those contracts provides that Dixie Life will allocate 35% of its statutory net income, as defined, for dividends to the holders of Charter Contracts. Mercer Capital concluded that the presence of these contracts has been a hindrance to the Corporation in its efforts to merge with another company or sell Dixie Life.

          3. The Corporation has incurred substantial losses in 1994 and 1993 and these losses continued in the first quarter of 1995.

          4. The Corporation is not profitable at its current size and it does not appear to have a means of growing without an infusion of capital.

          5. The opinion of the Corporation's independent auditors has been modified in 1994 and 1993 because of the existence of substantial doubt about the Corporation's ability to continue as a going concern.

          6. The market for the Corporation's Common Stock is generally illiquid, particularly for large blocks of shares.

          7. Mercer Capital, using a forecast of a run-off of Dixie Life's in force insurance as of December 31, 1994 prepared by the Corporation, developed a value of the block of business based on the expected cash flows of that book of business discounted at 18%. They used that value for the book of business to develop a proforma book value, after consideration of taxes and future potential payments to holders of Charter Contracts, assuming sale of the block of business and retention of Dixie Life as a subsidiary. That resultant value was more than the sales price of Dixie Life. Mercer Capital, however, cautioned that this valuation did not take into account the cost of dealing with the historical problems of the Charter Contracts and that the valuation estimates could not be given excessive weight, considering that efforts to sell the Corporation or Dixie Life have been on going for so long.

          8. Mercer Capital obtained certain information about other publicly traded insurance companies but concluded that comparison of those companies to the Corporation was not meaningful because of the Corporation's recent operating history.

          9. Mercer Capital searched for other transactions involving the sale of controlling interest in a life insurance company for comparison to the Standard Transaction but found no transactions they considered comparable.

Federal Income Tax  Consequences

     The Corporation does not expect any federal tax consequences from the Standard Transaction.

     Unless a shareholder perfects his dissenter's rights as discussed below, there are no federal tax consequences to the shareholder arising from the Standard Transaction. A shareholder who perfects his dissenter's rights will recognize a capital gain or loss, if the Common Stock is a capital asset in the hands of the dissenting shareholder, equal to the difference between his basis in the Common Stock for which appraisal rights were sought and the amount of cash received for such shares, exclusive of any interest. Such holders should consult their own tax advisers.

Employment Contracts

     Standard and Robert B. Neal, a director and President of the Corporation, have agreed to enter into an employment agreement effective upon the closing of the Standard Transaction. The terms, which have been agreed to in principle, provide for Mr. Neal's employment as President of Dixie Life for a three year period commencing with the closing of the transaction. Mr. Neal's compensation will remain at the same level as his present annual salary of $125,269, and be adjusted for cost of living increases. In addition, Mr. Neal will receive a $500 monthly automobile allowance, annual bonuses as determined by the Chairman of the Board of Standard, and customary employee benefits.


     It also is expected that Thomas F. Flowers, Jr., a Senior Vice President of the Corporation, will enter into a business relationship with Standard related to marketing. However, the nature and terms of Mr. Flower's arrangements are indefinite at this time.


The Stock Purchase Agreement

     The following is a summary of the material provisions of the Stock Purchase Agreement and does not purport to be complete. The Stock Purchase Agreement is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Stock Purchase Agreement. Shareholders of the Corporation are urged to read the Stock Purchase Agreement.

     Terms of the Sale. The Stock Purchase Agreement provides that the Corporation will sell 100% of its holdings in the common capital stock of Dixie Life to Standard at closing of the Standard Transaction. Dixie Life will no longer be a subsidiary of the Corporation after closing and the Corporation will no longer have any insurance operations.


     As consideration for its holdings in Dixie Life, the Corporation's $3,689,000 indebtedness to Standard under the Term Loan will be canceled and Standard will assume the Corporation's obligation, aggregating $1,720,000, under its Convertible Notes and will pay the Corporation $3,000,000. In addition, the Corporation will receive the first $175,000 Dixie Life collects on agent advances after closing. The purchase price will be reduced by the amount by which Dixie Life's statutory capital and surplus, as defined, ("Defined Statutory Surplus") falls below $6,410,000 at closing or increased by the amount by which Defined Statutory Surplus exceeds $6,500,000 at closing. If the Standard Transaction is closed in July 1995, under the terms of the Stock Purchase Agreement the final selling price will be based on the June 30, 1995 statutory balance sheet of Dixie Life. At June 30, 1995, Defined Statutory Surplus was $672,000 less than at December 31, 1994. As discussed below, the purchase price may also be adjusted based on the resolution of certain litigation involving life insurance policies previously issued by Dixie Life. In addition, Dixie Life will continue to pay the Corporation's wholly-owned subsidiary, Vanguard, Inc. ("Vanguard"), $15,000 per month through the December 31, 1996 expiration of a lease between Dixie Life and Vanguard. The lease covers the building occupied by the Corporation and its subsidiaries, including Dixie Life. Certain investments which have been made by Dixie Life since December 31, 1995 will be transferred to the Corporation at closing in lieu of cash. At March 31, 1995, such investments amounted to approximately $540,000.

     As described in "Business of the Company--Legal Proceedings", Dixie Life is defendant in a litigation involving certain Charter Contracts. The Stock Purchase Agreement provides that, if a settlement agreement is reached in this matter prior to closing, settlement costs up to $600,000 will be borne entirely by Standard, settlement costs between $600,000 and $1,000,000 will be borne equally by Standard and Dixie Life and settlement costs in excess of $1,000,000 will be borne by Standard.

     Certain Representations and Warranties. The Stock Purchase Agreement contains various representations and warranties of the Corporation and Standard relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) the due organization, power and standing of, and similar corporate matters with respect to each of the Corporation, Dixie Life and Standard; (ii) the authorization, execution, delivery, performance and enforceability of the Stock Purchase Agreement by the Corporation, Dixie Life and Standard and of the transactions contemplated thereby; (iii) Dixie Life's capitalization; (iv) the absence of any conflict with each of the Corporation's, Dixie Life's or Standard's articles of incorporation, bylaws and agreements, and compliance with applicable laws; (v) the receipt of any governmental or regulatory authorizations, consents or approvals required to consummate the transaction;
(vi) the possession by Dixie Life of all valid licenses, franchises, permits, registrations, approvals and authorizations relating to the conduct of its businesses; (vii) the accuracy and completeness of Dixie Life's financial statements, and its books and records; (viii) the determination and qualification of Dixie Life's reserves; (ix) the absence of any litigation that would have a material adverse effect on the business or condition of the Corporation, Dixie Life or Standard, or their ability to perform their respective obligations under the Stock Purchase Agreement; (x) the timely filing of all regulatory reports and other documents required to be filed by Dixie Life with regulatory authorities; (xi) the status of various Dixie Life employee benefit plans and the absence of defaults thereunder; (xii) the absence of certain changes or events relating to the financial condition, business or results of operations of Dixie Life; (xiii) the status of various tax matters relating to the Corporation or Dixie Life; (xiv) the status of certain assets of Dixie Life; (xv) the absence of any brokerage, finder's or other fee due in connection with the Stock Purchase Agreement; (xvi) the absence of any untrue statements of material fact or omission to state a material fact in the Stock Purchase Agreement or any certificate furnished in connection with the Stock Purchase Agreement or transactions thereby contemplated; and (xvii) the existence of material contracts and commitments of Dixie Life and the existence of no breach or default under any such contracts.

     Conduct of Business Pending Sale. Under the terms of the Stock Purchase Agreement, between the date the Stock Purchase Agreement was executed (April 18, 1995) and closing of the Standard Transaction, Dixie Life will conduct its business only in the ordinary course and consistent with past practices. Dixie Life may not introduce new products until closing without the permission of Standard.


     Conditions to Consummation of the Sale. Standard and the Corporation are not obligated to consummate the Standard Transaction under the Stock Purchase Agreement if, among other conditions, there are pending or threatened actions preventing or seeking to prevent such consummation or all required regulatory approvals have not been obtained. Opinions of counsel requiring certain matters are also required prior to closing.

     Standard has filed an application with the Mississippi Insurance Department to obtain approval of the change in control of Dixie Life that will result from the Standard Transaction. The application is pending before the Commissioner and it is anticipated that a hearing on the application will be held promptly after the annual meeting, if the Standard Transaction is approved by the shareholders of the Corporation.

     Additionally, Standard is not obligated to close if, among other conditions, there has been an adverse change in Dixie Life's business; its officers and directors have not resigned or the Corporation's shareholders have not approved the Standard Transaction. The termination, or assignment to Standard, of the Corporation's current management agreement with Dixie Life also is a condition to Standard's obligation to close the Standard Transaction.

     Fees  and  Expenses.   The  Stock  Purchase  Agreement  provides  that  the
Corporation and Standard shall each pay their own expenses in connection with the Standard Transaction.

     Termination; Amendment; Governing Law. The Stock Purchase Agreement may be terminated prior to closing (a) by mutual consent of the Corporation and Standard, (b) by either party if any of the covenants contained in the Stock Purchase Agreement have not been satisfied, performed or complied with in any material respect at or before closing and (c) at any time after August 1, 1995 by the Corporation or Standard if closing has not occurred, provided such failure to close is not caused by a breach of the Stock Purchase Agreement by the terminating party.

     The Stock Purchase Agreement may be changed, waived, discharged or, except as stated above, terminated only in writing signed by both the Corporation and Standard and shall be construed in accordance with and governed by the laws of the State of Indiana.


     The members of the Corporation's and Dixie Life's Boards of Directors, in the aggregate, directly own 1,712,388 shares, or 16.3% of the Common Stock outstanding and intend to vote

FOR the Standard Transaction. Family members of the directors of the Corporation and Dixie Life own, in the aggregate, 916,364 shares, or 8.7% of the Common Stock, as to which such directors disclaim beneficial ownership. The Corporation has been informed that the purchasers of the Common Stock in the November Transaction and the PMM Transaction who, in the aggregate own 2,000,000 shares, or 19.1%, and 2,100,000 shares, or 20.0%, respectively, of the Common Stock outstanding intend to vote FOR the Standard Transaction.

Vote Required for Approval

     Approval of the Standard Transaction requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation. Accordingly, if the purchasers in the November Transaction, the PMM Transaction and the family members of directors vote in favor of Proposal No. 1, that vote, together with the votes of the members of the Corporation and Dixie Life Boards, will constitute a 64.1% vote for Proposal No. 1, thereby assuring the approval of the Standard Transaction.

     The Board recommends that you vote FOR the proposed sale of Dixie Life.


                       DISSENTERS' RIGHTS OF SHAREHOLDERS

General

     The following is a summary of Article 13 of the Mississippi Business Corporation Act ("Article 13" and "Act" respectively) and the procedures for shareholders dissenting from the sale by the Corporation of the capital stock of Dixie Life which it owns and demanding dissenters' rights. This summary is qualified in its entirety by reference to Article 13, which is reprinted in full as Appendix B to this Proxy Statement. Appendix B should be reviewed carefully by any shareholder who wishes to assert statutory dissenters' rights. FAILURE STRICTLY TO COMPLY WITH THE PROCEDURES SET FORTH IN ARTICLE 13 WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     Section 13.02 of Article 13 provides that a shareholder is entitled to dissent from and obtain payment of the fair value of his shares of the Corporation in the event of, among other things, the sale of substantially all of the property of the Corporation other than in the ordinary course of business when such sale requires shareholder's approval. The proposed sale by the Corporation of all of the capital stock of Dixie Life which it owns constitutes the sale of substantially all of the Corporation's assets and is not in the Corporation's ordinary course of business. Section 12.02 of Article 12 of the Act requires approval by the shareholders of the Corporation for the sale.

     Accordingly,  inasmuch as the  conditions  enumerated  in Section  12.02 of
Article 12 and Section 13.02 of Article 13 of the Act are present, shareholders of the Corporation have the statutory right to dissent under Article 13.

     As used in Article 13, the term "shareholder" includes the record shareholder or the beneficial shareholders.

Procedure for Exercise of Dissenter's Rights

     Shareholders who wish to exercise dissenters' rights:


     (i) must deliver to the Corporation, before the vote on Proposal No. 1 is taken, written notice (the "Dissenter's Notice") of their intent to demand payment for their shares if Proposal No. 1 is approved; and


     (ii) must NOT vote their shares in favor of Proposal No. 1.

     SHAREHOLDERS WHO DO NOT SATISFY THESE REQUIREMENTS ARE NOT ENTITLED TO PAYMENT FOR SHARES UNDER ARTICLE 13.


     Shareholders electing to exercise dissenters' rights under Article 13 must NOT VOTE FOR approval of Proposal No. 1. Under Article 13, a vote against approval of Proposal No. 1 is not required in order for a shareholder to exercise dissenters' rights. HOWEVER, IF A SHAREHOLDER RETURNS A SIGNED PROXY BUT DOES NOT SPECIFY A VOTE AGAINST APPROVAL OF PROPOSAL NO. 1 OR AN ELECTION TO ABSTAIN, THE PROXY WILL BE VOTED FOR THE PROPOSAL WHICH WILL HAVE THE EFFECT OF WAIVING THAT SHAREHOLDER'S DISSENTERS' RIGHTS.


     If the Standard Transaction is consummated, the Corporation must send a notice to that effect (the "Company Notice") no later than 10 days after the closing date to all shareholders that have perfected their right to assert dissenters' rights under Article 13.

     Upon receipt of the Company Notice, dissenters must demand payment for their shares by the date set forth in the Company Notice. A shareholder who elects to exercise dissenters' rights must mail or deliver his or her written demand to: Dixie National Corporation, 3760 I-55 North, Jackson, Mississippi 39211. The written demand for payment must comply with the provisions of Article 13 and must specify the shareholder's name and mailing address, the number of shares of Corporation Common Stock owned, and state that the shareholder is demanding payment of his or her shares. The shareholder must also certify that the shareholder had beneficial ownership of the shares before the date set forth in the Company Notice, which is April 10, 1995, the date of the first announcement of the proposed sale to the news media. The shareholder must also deposit his or her share certificates in accordance with the terms of the Company Notice. Failure to make a payment demand or to deposit the share certificates where required, each by the dates for such action set forth in the Company Notice, shall forfeit the shareholder's right to receive payment for his or her shares.

     Upon receipt of a payment demand, the Corporation shall pay shareholders who complied with Article 13 the amount the Corporation estimates to be fair value of the shares submitted by such shareholder plus accrued interest. Certain financial information concerning the Corporation, its estimate of the value of the shares, an explanation of how interest was calculated, and a statement of rights to demand payment along with a copy of
Article 13, must accompany such offer or payment.

PROCEDURE IF THE DISSENTERS ARE DISSATISFIED WITH THE PAYMENT

     Dissenters may reject the Corporation's payment and demand in writing payment of the fair value of their shares and interest due based on their own estimate of the fair value of their shares and amount of interest due. To be entitled to such rights, the dissenters must notify the Corporation of their demand in writing within 30 days after the Corporation made payment for the shares.

     If a dissenter has rejected the Corporation's payment and demanded payment of the fair value of the shares and interest due and the demand for payment remains unsettled, the Corporation shall commence a judicial proceeding within 60 days after receiving the payment demand and petition an appropriate court, as described in Article 13, to determine the fair value of the shares and accrued interest. If the Corporation does not commence such action within the required sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. Additionally, the court may assess fees of legal counsel and of experts for the respective parties. The court shall assess the costs against the Corporation, except that the court may assess costs against all or some of the dissenters to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Article 13, or the court may assess counsel fees against the dissenters who were benefited.

     THE ABOVE IS MERELY A SUMMARY OF ARTICLE 13 OF THE MISSISSIPPI BUSINESS CORPORATION ACT. THIS SUMMARY IS QUALIFIED BY REFERENCE TO ARTICLE 13, WHICH IS SET FORTH IN ITS ENTIRETY AS APPENDIX B TO THIS PROXY STATEMENT. SHAREHOLDERS DESIRING TO EXERCISE DISSENTERS' RIGHTS SHOULD REFER TO THE FULL TEXT OF ARTICLE 13 AND SHOULD CONSULT COUNSEL SINCE FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF ARTICLE 13 WILL DEFEAT THEIR DISSENTERS' RIGHTS.

              CONSEQUENCES OF NOT CLOSING THE STANDARD TRANSACTION

     The Standard Transaction provides an immediate and complete solution to the severe liquidity problems facing the Corporation, including the obligation to satisfy the $3,689,000 owed Standard under the Term Loan and $1,720,000 owed to the holders of the Corporation's Convertible Notes. The Term Loan was extended as part of the Stock Purchase Agreement and, due in part to the existence of the Stock Purchase Agreement, the Convertible Notes have also been extended. The Term Loan will be canceled and the Convertible Notes will be assumed by Standard at closing of the Standard Transaction.

     If the Standard Transaction is not consummated, either for lack of shareholder or regulatory approval or some other reason, the Term Loan and Convertible Notes will be due 90 days after the Stock Purchase Agreement is terminated. In any event, the Convertible Notes will be due not later than December 27, 1995. The Corporation has no present prospects for satisfying these debts except through the Standard Transaction.


     The capital stock of Dixie Life serves as collateral under the Term Loan and the holders of the Convertible Notes have a second security interest in such stock. The building, which houses the offices of the Corporation and is owned by Vanguard, is subject to a first mortgage to Trustmark. Vanguard has executed a borrowed money certificate pledging its building as additional collateral to the Term Loan. Finally, a substantial portion of the Corporation's holdings in Alanco common stock are pledged as collateral to the Convertible Notes through the instrument which extended their due date.


     If the Standard Transaction is not consummated, and either Standard or the holder's of the Convertible Notes exercise their rights against the collateral they hold, the Corporation's shareholders would hold shares of a company with virtually no assets.

                             FUTURE BUSINESS PLANS

General


     Assuming that the Standard Transaction is consummated, the Corporation will have no debt except a mortgage on its office building, current assets in excess of $5,000,000 and no operations. At the present time, the Corporation does not expect to reenter the life insurance business. In analyzing opportunities for a new direction for the Corporation after the sale of Dixie Life, in consultation with UMS, the Corporation considered taking part in the activities of PMM on a regional basis.

     PMM was formed in November 1993 to engage in the ownership and operation of health care facilities specializing in pain care. Its primary business activity is the development of a proprietary multi-state network of medical facilities that specialize in the comprehensive treatment of patients seeking relief of chronic pain. Each facility is or will be designed and equipped to accommodate a multi-modality pain management, psychological and physical rehabilitation program, as well as to accommodate other non-affiliated surgeons who perform their own non-pain related surgical procedures at these facilities. PMM currently operates one facility in Phoenix, Arizona, which opened in January 1995 and is finalizing plans for additional facilities in Arizona to be opened by June 30, 1996.

     The combination of all facets of pain management was successfully test marketed by the founders of PMM in Phoenix, Arizona and Lafayette, Louisiana over the course of the past two years. PMM was a development stage company until it opened its Phoenix facility. Accordingly, PMM does not yet have a meaningful history of operations.

     After review of the prospects for PMM and the efforts of its management in developing PMM to the stage of opening its first clinic, in March 1995 the Corporation's Board approved the acquisition of a 16% interest in PMM in exchange for 2,000,000 shares of the Corporation's Common Stock and, in exchange for 100,000 additional shares, an option to acquire the remaining 84% for 10,400,000 shares ("84% Option"). In April 1995, the Board approved exercising the 84% Option as soon as the 16% interest and option were obtained. These Board decisions were based on its understanding that PMM would open additional clinics in Lafayette and New Orleans, Louisiana in June and September 1995, respectively.

     Through further discussions between PMM and the Corporation, the Corporation learned that plans for the Lafayette and New Orleans clinics were canceled and the Phoenix clinic was not meeting expected levels of activity. As a result, in May 1995, the Board rescinded its authorization to exercise the 84% Option but instructed management to proceed with the Corporation's commitment to acquire the 16% interest and the 84% Option. On June 29, 1995 the Corporation issued 2,000,000 common shares for the 16% interest in PMM and 100,000 common shares for the 84% Option.

     Activity at the Phoenix clinic has continued to fall below expectations, due in part to the lack of Medicare approval of the facility until June 1995. As a result, on July 14, 1995, the Corporation informed PMM that it would not exercise the 84% Option. While the Corporation may in the future expand its relationship with or acquire an additional interest in PMM, the Corporation has made no decision nor formulated any plan or proposal to do so, and has not reached any understanding or agreement in connection thereto.

     John E. Haggar, who is a director of the Corporation, was Chief Financial Officer and a director of UMS until June 1995. From June 1, 1995 Mr. Haggar became an employee of Alanco and it is anticipated that he will become an officer at the next meeting of Alanco's Board of Directors. Alanco owned 10% of PMM prior to the Corporation's acquisition of its 16% interest. James G. Ricketts, who also is a director of the Corporation, is a director of Alanco.

     The Corporation is exploring other potential business opportunities and is engaged in preliminary discussions with several other companies in which the Corporation may acquire an equity and/or debt interest. Such discussions are in their formative stages and no agreements have been reached in connection therewith.

Basis for Consideration Paid Or To Be Paid For Investment in PMM

     The amount of the consideration paid by the Corporation for the acquisition of its interest in PMM, as described above, bears no relation to PMM's current financial position or operations. In this connection, the Corporation and UMS, on April 20, 1995, entered into an amended and restated agreement, effective as of March 24, 1995 ("Second Amended and Restated UMS Agreement"), which provides that UMS has the right to use its best efforts to assist the Corporation in placing up to 12,500,000 additional shares of the Corporation's Common Stock in non-U.S. markets, pursuant to Regulation S, or otherwise in private placements. In that regard, on June 29, 1993 the Corporation acquired the 16% interest in PMM and the 84% Option as described above. The terms of these transactions, including the number of shares of Common Stock to issued by the Corporation for its interest in PMM, were negotiated between the Corporation and PMM.


                            BUSINESS OF THE COMPANY

     The Corporation was organized in 1966 as a Mississippi corporation and has been primarily engaged in the life insurance business through its 99.3% owned subsidiary, Dixie Life, a Mississippi corporation organized in 1965. Prior to the sale, in two transactions completed in 1994, of all of its in force accident and health business, most of Dixie Life's premium income was derived from accident and health products.

     Virtually all of the Company's consolidated revenues are represented by premium income and net investment income generated in Dixie Life's insurance operations. For the year ended December 31, 1994, the Company had total revenues of $11,651,343 and a net loss of $2,554,729. The Corporation's financial condition is dependent upon the operations of Dixie Life, as well as on Dixie Life's ability to transfer funds to the Corporation to meet expenses, debt service requirements and other financial needs of the Corporation. In that regard, provisions of the Mississippi insurance law impose restrictions upon the transfer of funds from an insurance company subsidiary, such as Dixie Life, to a parent shareholder, such as the Corporation.


     In any case, the operations of Dixie Life have not generated income of an amount that would adequately meet the Corporation's debt service requirements, even if some funds were allowed to be transferred to the Corporation for those purposes.


     All of the shares of Dixie Life owned by the Corporation are pledged as collateral under the Term Loan, and the holders of the Convertible Notes also have a security interest in those shares. In addition, the home office building of the Corporation and Dixie Life which is owned by Vanguard, is pledged as additional collateral for the Term Loan, and a substantial portion of the Alanco shares owned by the Corporation also secure the Convertible Notes.


General

     Dixie Life has traditionally offered various forms of life, health and annuity insurance products, primarily designed for specialized insurance markets. However, as noted above, Dixie Life sold virtually all of its accident and health business in late 1993 and mid 1994. Consequently, from July 1994, Dixie Life has only been marketing life insurance products, primarily in the burial or final expense market. Dixie Life will continue its present marketing program pending consummation of the Standard Transaction.


     The following table sets forth information as to life insurance in force and premium income (after giving effect to amounts ceded and assumed) from all business of Dixie Life for the last five years:


                           1994            1993            1992            1991            1990
Life Insurance
 in force (at
 December 31)          $224,782,000    $188,337,000    $330,440,000    $540,989,000    $389,589,000


Premium income:
  Life                 $  3,878,000    $  4,935,000    $  4,455,000    $  4,466,000    $  3,803,000
  Accident and
    Health                5,302,000      14,185,000      12,287,000      10,054,000       8,032,000
  Annuity                   336,000         379,000         437,000         627,000         623,000
                       ------------    ------------    ------------    ------------    ------------
    TOTAL              $  9,516,000    $ 19,499,000    $ 17,179,000    $ 15,147,000    $ 12,458,000
                       ------------    ------------    ------------    ------------    ------------
                       ------------    ------------    ------------    ------------    ------------

Premium income from new business only for the last five years is shown in the following table:

                           1994            1993           1992             1991            1990

Life                   $    301,000    $  1,068,000    $    837,000     $   942,000    $  1,293,000
Accident and Health       1,530,000       4,012,000       4,184,000       3,857,000       2,685,000
Annuity                                                                       9,000
                       ------------    ------------    ------------    ------------    ------------
  TOTAL                $  1,831,000    $  5,080,000    $  5,021,000     $ 4,808,000    $  3,978,000


     In 1993, a marketing director new to Dixie Life produced a significant amount of new life business. In early 1994, this marketing director ceased producing business for Dixie Life, significantly contributing to the decrease in first year life premiums in 1994. The 1994 decrease in first year accident and health premiums was caused by the sale of Dixie Life's accident and health business.


Statutory Surplus and Accounting

     An insurance company such as Dixie Life must maintain minimum levels of Statutory Surplus, as required by the insurance laws and regulations of the insurance company's state of domicile and the various other states in which it operates. See "Insurance Company Regulation," below. At December 31, 1994, Dixie Life's Statutory Surplus was approximately $6,280,000. The highest level of Statutory Surplus required by the laws or regulations of any state in which Dixie Life operates is $3,000,000.


     Statutory accounting practices, as prescribed by the Mississippi Department of Insurance, differ from generally accepted accounting principles in several respects. The most significant of these differences is that statutory accounting practices require that costs incurred in writing new insurance business be expensed as paid, while generally accepted accounting principles require the capitalization of such costs, which are then amortized over the expected life of the insurance products sold. The principal such first year cost expensed in its entirety is commissions, which are significantly greater in the first year compared to renewal commissions. For example, on accident and health policies the first year commission is typically 70% of premium while the renewal commission is typically 20%. On life insurance policies the first year commissions are as much as 105% of premiums while the renewal commission is typically 10%. The excess of first year commissions over renewal commissions is deferred under generally accepted accounting principles, as are other costs associated with the issuance of a policy.

     Because the high first year costs associated with issuance of a policy are expensed under statutory accounting practices, high levels of new business create drains on statutory net income and therefore Statutory Surplus. Dixie Life experienced increased levels of new business for several years through 1992, creating a strain on Statutory Surplus. However, primarily as a result of the sale of Dixie Life's accident and health business and a 1993 agreement by Dixie Life to cease writing new business in South Carolina the trend did not continue in 1994 and 1993. In order to write an increasing amount of new business while continuing to meet the statutory requirements of the states in which it conducted its insurance operations, it has been necessary for Dixie Life to utilize various forms of surplus relief.


     The principal source of surplus relief since 1989 has been financial reinsurance agreements, which for GAAP purposes are treated as financing arrangements, but for statutory accounting purposes provide reserve credits that, in equal amount, increase Statutory Surplus. Since September 1992, Dixie Life has had a financial reinsurance agreement with Crown Life Insurance Company, a Canadian corporation (Crown Agreement). Under the Crown Agreement, Dixie Life was entitled to a credit to its statutory reserves of $1,985,000 at December 31, 1994. The amount of this credit will decrease in the amount of $165,000 each calendar quarter beginning in 1995. See "Reinsurance", below.

     The sales of Dixie Life's accident and health business discussed above increased Statutory Surplus by $5,322,000 and $2,125,000 in 1994 and 1993, respectively.


Capital Requirements of the Corporation

     As previously discussed under "Proposal No. 1 - Sale of Dixie National Life Insurance Company", the Corporation has taken several steps to strengthen the Statutory Surplus of Dixie Life and to find a solution to the significant liquidity needs of the Corporation.

Products and Markets

     Life insurance policies sold in the final expense, or burial, market include fixed premium interest sensitive policies that provide for increasing death benefits, as well as traditional whole life policies. These policies are designed to cover expenses such as funeral, last illness, monument and cemetery lot. The policies provide for a death benefit, generally not in excess of $10,000, and a level premium payment. The products include a cash value which may be borrowed by the policyholder.


     Dixie Life's policies sold in other markets include interest sensitive and traditional whole life policies and forms of term policies. The interest sensitive and whole life policies include cash values which may be borrowed by the policyholder. Dixie Life issues policies on both a participating and
non-participating   basis.  See  Note  8  of  Notes  to  Consolidated  Financial
Statements.

     Dixie Life conducts insurance operations in 21 states, primarily in the southeastern and southwestern United States, and the District of Columbia.


Sales Force and  Employees

     Dixie Life's insurance products are offered through a sales force consisting, as of December 31, 1994, of approximately 1,760 agents, 375 general agents, and 50 marketing directors, with whom Dixie Life has non-exclusive contracts. Sales personnel are compensated on a commission basis and are provided incentives for increased production. A relatively small number of Dixie Life's marketing directors generate a significant amount of premium income and the loss of one or more marketing directors could have an adverse economic effect on the Company. In that regard, see "General," above, with respect to the impact of the loss of a marketing director on 1994 new life insurance business.


     At December 31, 1994, the Company had approximately 30 home office employees, including officers. In connection with the sale of Dixie Life's accident and health business, the home office staff was further reduced to 26 at March 15, 1995. At December 31, 1993, such staff numbered approximately 50.


Competition

     The life insurance industry is highly competitive. There are over 2,000 life insurance companies nationwide. Dixie Life's competitors consist of both stock and mutual companies. Because the profits, if any, of mutual companies accrue to the benefit of policyholders, such companies may have certain competitive advantages. Dixie Life is a relatively small, essentially regional, insurance company that competes with life insurance companies that are more widely known, have far greater resources and offer a broader range of insurance products. Dixie Life also competes with other regional insurance companies of a more comparable size. These factors contribute to the competition encountered by the Company in attracting the services of qualified sales agents and may result in higher agent costs. Based on industry data, major life companies generally pay smaller commissions than Dixie Life. Compared to the regional companies in the market area it services, Dixie Life believes it pays similar commissions. The Company expects this pattern to continue in the foreseeable future. Dixie Life believes that its policies and rates, the services performed by its agents, and its claims administration are generally competitive with those offered by both stock and mutual companies in the jurisdictions in which it operates.

Investments

     Dixie Life is required to invest its assets in accordance with applicable provisions of the Mississippi insurance law. The following table shows the composition of Dixie Life's invested assets at December 31, 1994 and 1993, valued on a GAAP basis:

                                       1994                       1993
                                Carrying   Percent of      Carrying   Percent of
                                 Value       Total          Value       Total
                               -----------  -------       -----------  -------
Fixed maturities               $17,332,660    54.7%       $13,489,902    43.0%
Policy loans                     3,060,185     9.7          3,025,981     9.6

Government
 guaranteed student loans, net   5,978,288    18.9          7,159,975    22.9
Short-term investments           4,860,347    15.3          3,040,448     9.7
Cash and cash equivalents          459,109     1.4          4,655,458    14.8
                               -----------  -------       -----------  -------
     TOTAL                     $31,690,589   100.0%       $31,371,764   100.0%
                               -----------  -------       -----------  -------
                               -----------  -------       -----------  -------

     Dixie  Life's  fixed  maturities  consist  of  obligations  issued  by U.S.
Government agencies and authorities; states, municipalities and political sub-divisions; public utilities; and other corporate issuers. As the table shows, there was a substantial increase in fixed maturities and a substantial decrease in cash and cash equivalents during 1994. In 1994, the Company completed a plan begun in 1993 to realign the composition of its fixed maturities and short-term investments to create a portfolio with an average life of approximately 10 years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 3 of Notes to Consolidated Financial statements.


Reinsurance

     Dixie Life reinsures substantial portions of its life insurance risks with other carriers under its excess coverage reinsurance arrangements. Generally, when the life coverage on any one individual exceeds $55,000, Dixie Life's maximum retention on the insured is $50,000. The excess coverage is reinsured under agreements Dixie Life has entered into with various reinsurers, other than Crown.


     In addition to its excess coverage reinsurance arrangements, Dixie Life, pursuant to the Crown Agreement, has ceded to Crown 90% of the retained portion of its traditional life and 90% of the retained part of its fixed premium excess interest sensitive life policies in effect as of September 30, 1992. The face amount of policies ceded as of the effective date was approximately
$255,455,000. The reinsurance effected under the Crown Agreement is on a combination coinsurance and modified coinsurance basis. It is expected that the coinsurance portion will decrease and the modified coinsurance portion will increase over the term of the Crown Agreement.

     As the amount of reinsurance on a coinsurance basis decreases under the Crown Agreement the amount of the reserve credit available to Dixie Life is reduced, with a corresponding reduction of Dixie Life Statutory Surplus. The Crown Agreement provided Dixie Life with $4,500,000 of initial reserve credit. At December 31, 1994, the reserve credit was $1,985,000 which will be reduced by not more than $165,000 per quarter ($250,000 per quarter prior to an amendment effective October 31, 1994). It is anticipated that the Crown Agreement will be terminated in approximately three years from December 31, 1994, when all of the coinsurance portion of the reinsurance is expected to be converted to modified coinsurance, unless the agreement is further amended.

     Dixie Life has placed assets in trust equal to 105% of the amount of the reserves on the portion of the ceded block of business originally reinsured under the Crown Agreement on a coinsurance basis. These assets, with a market value of approximately $13,435,000 as of December 31, 1994, have been placed in trust by Dixie Life with a bank.


     Under the terms of the Crown Agreement, Dixie Life makes quarterly payments to Crown which are generally equal to 1% of the reserve credit being provided under the agreement for the next quarter. The Crown Agreement provides for various premium and other payments to be made between Dixie Life and Crown. These payments may offset each other, resulting in a netting of amounts due. No net quarterly payment to Crown during the remaining life of the Crown Agreement will exceed the payment made in the next preceding quarter.


     Under all of Dixie Life's reinsurance arrangements, Dixie Life remains liable under its policies to its policyholders, regardless of the ability of the reinsurer to meet its obligation to Dixie Life.

     Dixie Life has assumed reinsurance on a block of life insurance business under the Servicemen's Group Life Insurance Program. However, this assumption has virtually no effect on Dixie's earnings from year to year. This assumption increased Dixie Life's total in force life insurance by approximately $141,936,000 at December 31, 1994. Dixie does not have any plans to enter into other assumption reinsurance agreements.

     Additional   information   regarding  Dixie's   reinsurance   policies  and
activities is included in Notes 2 and 13 of Notes to Consolidated Financial Statements.


Regulatory Factors

     Dixie Life is subject to regulation and supervision by the insurance departments of the jurisdictions in which it is licensed. These insurance departments are charged with the responsibility to assure that insurance companies maintain adequate capital and surplus, manage investments within prescribed character and exposure limitations and comply with a variety of operational standards. They also make periodic examinations of individual companies and review annual reports on the financial condition of all companies operating within their respective jurisdictions. Regulations cover many aspects of the life insurance business, including accounting and financial reporting procedures.


     As a Mississippi domiciled insurer, Dixie Life is primarily subject to regulation by the Mississippi Insurance Department. An annual statement must be filed with the Insurance Department in each state in which Dixie Life is qualified on or before March 1 of each year covering operations and reporting on the financial condition of Dixie Life as of December 31 of the preceding year. Periodically, the Mississippi Insurance Department examines the assets, liabilities and reserves of Dixie Life and performs a full examination of its
operations.   The

Mississippi Insurance Department's most recent complete examination of Dixie Life was as of December 31, 1990.

     In 1993, the Mississippi Insurance Department completed a targeted examination as of September 30, 1993. In February 1995, the Department began a complete examination as of December 31, 1994. The Department invites other jurisdictions in which Dixie Life does business to participate in its examinations, if they so desire. An examiner from Delaware, representing the Eastern Region as set up by NAIC, is participating in the current examination.

     Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed up to prescribed limits for policyholder losses incurred as a result of insolvent companies that were doing business in the assessing state. The amount of future assessments, if any, of Dixie Life under these laws cannot be estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength. In addition, insurers are generally allowed a 100% credit for guaranty assessments paid against future premium tax expense.

     Under Mississippi law, the Corporation and Dixie Life are members of an insurance holding company system. As members of an insurance holding company system, transactions between the Corporation and Dixie Life are subject to various statutory controls and limitations and may require approval and trigger certain reporting requirements. In addition, Mississippi law provides that certain transactions involving a domestic insurer and any person in its holding company system shall not be entered into unless the insurer has notified the Commissioner in writing of the insurer's intention to enter into such transaction at least 30 days prior thereto, or such shorter period as the Commissioner may permit, and that the Commissioner has not disapproved such transaction within such period.

     Generally, transactions within a holding company system must be fair and reasonable; charges or fees for services rendered must be reasonable; accounting for expenses incurred and for payments received must be allocated to the insurer in conformity with customary insurance accounting practices consistently applied; the books and records of the parties to all such transactions must clearly and accurately disclose the nature and details of the transactions, including accounting information necessary to support the reasonableness of the charges or fees to the parties; and the insurer's surplus as regards policyholders following any dividend or distribution to a shareholder affiliate must be reasonable in relation to the insurer's outstanding liabilities and adequate to meet its financial needs. Certain transactions are required to be reported to the Commissioner.

     Mississippi law prohibits the payment of an extraordinary dividend or any other extraordinary distribution by an insurer to a shareholder until 30 days after the Commissioner has received notice of the declaration thereof and has not, within such period, disapproved such payment or has approved such payment within the permitted period.

     An extraordinary dividend or distribution is one which, together with all other distributions or dividends within the preceding 12 months, exceeds the lesser of (i) 10% of such insurer's surplus as regards policyholders as of December 31st next preceding, or (ii) net gains from operations of such insurer, not including realized capital gains, for the twelve months ending December 31 next preceding. In such computations, the insurer may carry forward net gain from operations from the previous two calendar years that have not already been paid out as dividends. Based upon Dixie Life's net gain from operations in 1994, Dixie Life may pay a dividend of approximately $200,000 without the approval of the Commissioner.

     Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products, and the relative desirability of various personal investment vehicles.


Investment in Marketable Equity Securities

     Pursuant to the UMS Agreement, UMS assisted the Corporation in the November Transaction involving the sale of 2,000,000 shares of the Corporation's Common Stock for which the Corporation received 1,230,770 shares of Alanco common stock. The purchasers in the November Transaction, as required by the UMS Agreement, were required to maintain the value of the Alanco stock conveyed to the Corporation at not less than $2,000,000 market value for an agreed period by delivering, if required, additional shares of Alanco common stock to the Corporation. In the event the market value exceeded the required $2,000,000, the purchasers could purchase all, but not less than all, of the Alanco common stock held by the Corporation for a purchase price of $2,000,000.

     The UMS Agreement was subsequently amended, effective March 24, 1995, by the Second Amended and Restated UMS Agreement, to provide, among other things, for the following:

     (A) the extension of the period during which the purchasers of the Corporation's Common Stock in the November Transaction are required to maintain a minimum market value of $2,000,000 from March 31, 1995 to the later of the closing date of the sale of Dixie Life to Standard, or ninety days from the date of cancellation of the agreement related to such sale;

     (B) the substitution by the November Transaction purchasers of other common stock for Alanco common stock so long as such substituted stock is currently traded on NASDAQ, the American Stock Exchange or the New York Stock Exchange; and

     (C) the granting by the Corporation to UMS of an option to assist the Corporation in acquiring shares of PMM by exchanging 2,000,000 shares of the Common Stock of the Corporation for 16% of the outstanding shares of PMM and the acquisition by the Corporation, in consideration for 100,000 shares of its Common Stock, of an option to acquire the remaining 84% of the shares of PMM in exchange for 10,400,000 shares of Common Stock of the

Corporation. On July 14, 1995, the Company informed PMM that it would not exercise its 84% option.

     The Corporation consummated the acquisition of 16% of the shares of PMM on June 29, 1995 in exchange for 2,000,000 shares of its Common Stock and obtained, for 100,000 shares of its Common Stock, an option to acquire the remaining 84% interest for 10,500,000 shares of its Common Stock.

     As permitted by the UMS Agreement, as amended, the purchasers in the November Transaction have substituted shares of common stock of Appletree Companies, Inc. ("Appletree") in place of shares of Alanco. At June 30, 1995, the Corporation owned 874,770 shares of Alanco and 500,000 shares of Appletree. The market value of such stock at June 30, 1995 exceeded the required $2,000,000.

Legal Proceedings

     Dixie Life is a defendant in a suit filed on January 7, 1994, by David William Becker, plaintiff, in the Circuit Court of Montgomery County, Alabama.


     The suit alleges that Dixie Life has failed to properly pay dividends to holders of its Charter Contract policies. As discussed in Note 13 of Notes to Consolidated Financial Statements, these policies are participating policies pursuant to which Dixie Life is obligated to apportion dividends to the holders of such policies as a group and on a prorata basis, of not less than 35% of the statutory net profits of Dixie Life, computed by a formula set forth in the policy. The formula utilizes certain information contained in the annual statement filed by Dixie Life with the Mississippi Department of Insurance, as such report was constituted in 1966. The suit was filed as a class action on behalf of the plaintiff and a class of persons allegedly similarly situated and alleges the class consists of over 1,000 persons.

     The suit seeks judgment in an undetermined amount for alleged underpayment of dividends and an injunction requiring Dixie Life to pay appropriate dividends in the future.

     Dixie Life has paid a dividend to holders of the Charter Contract policies in each year since the policies were issued. On a cumulative basis, the total dividends paid to the holders of the Charter Contract policies since issuance exceed 35% of the statutory net profits of Dixie Life for the same period as defined by the policy.

     Dixie Life filed an answer to the complaint on March 7, 1994 and intends to vigorously defend the suit. Dixie Life believes serious questions exist as to whether a class action is available relative to the plaintiff's claim, and the identity of the class, if a class action is available. Dixie Life will oppose the certification of any class and, alternatively, will seek to limit the class.

     No class has yet been certified by the court. In the absence of a class, if any, and its composition, if certified, Dixie Life has no reasonable basis upon which to estimate its potential liability, if any.

     There are no other pending legal proceedings, expect for routine litigation incidental to the Company's business, to which the Company or any of its subsidiaries are a part, or to which any of the Company's property is subject.

                            SELECTED FINANCIAL DATA

     The selected financial data for the Company set forth below as of and for the years ended December 31, 1994, 1993, 1992, 1991 and 1990 were derived from the audited consolidated financial statements of the Company. The unaudited financial information as of and for the three months ended March 31, 1995 and 1994 were derived from the accounting records of the Corporation and its subsidiaries and reflect, in the opinion of the Company, all adjustments, consisting only of normal recurring items, which are necessary for a fair presentation of financial position and results of operations on a basis consistent with that of the audited financial statements. The results for the three months ended March 31, 1995 are not necessarily indicative of results expected for the full year. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and notes thereto, each included elsewhere herein.

FOR THE PERIOD ENDED
MARCH 31:
REVENUES
  Premiums                    $    810,697     $ 4,083,248
  Net Investment Income            617,412         537,085
  Realized investment
    gains (losses)                  36,757          11,594
                               ------------    ------------
    Total                        1,464,866       4,631,927
                               ------------    ------------
                               ------------    ------------

NET INCOME (LOSS)               (4,808,323)       (909,329)
                               ------------    ------------
                               ------------    ------------

PER COMMON SHARE AMOUNTS
  Primary and fully diluted
    Net income (loss)          $     (0.57)          (0.14)
                               ------------    ------------
                               ------------    ------------

AT MARCH 31:
TOTAL ASSETS                    40,487,880      52,868,860
                               ------------    ------------
                               ------------    ------------
NOTES PAYABLE
 AND OTHER DEBT                $ 6,058,506     $ 6,217,981
                               ------------    ------------
                               ------------    ------------

                           1994            1993            1992            1991            1990
FOR THE YEAR ENDED
DECEMBER 31:
REVENUES
  Premiums             $ 9,516,157     $19,499,289     $17,178,510     $15,146,819     $12,457,781
  Net Investment Income  2,133,635       2,005,075       2,157,848       2,410,940       2,545,802
  Realized investment
    gains (losses)           1,551          25,580         (24,494)          2,029         (29,818)
                       ------------    ------------    ------------    ------------    ------------
    Total              $11,651,343     $21,529,944     $19,311,864     $17,559,788     $14,973,765
                       ------------    ------------    ------------    ------------    ------------
                       ------------    ------------    ------------    ------------    ------------

                                       33

NET INCOME (LOSS)      $(2,554,779)    $  (957,138)    $  848,984      $ 1,566,934     $ 2,495,775
                       ------------    ------------    ------------    ------------    ------------
                       ------------    ------------    ------------    ------------    ------------

PER COMMON SHARE AMOUNTS
  Primary and fully diluted
    Net income (loss)  $      (.39)    $      (.15)    $      .13      $      .24      $       .39
                       ------------    ------------    ------------    ------------    ------------
                       ------------    ------------    ------------    ------------    ------------

AT DECEMBER 31:
  TOTAL ASSETS         $44,577,452     $56,255,734     $55,540,644     $54,240,107     $49,191,859
                       ------------    ------------    ------------    ------------    ------------
  NOTES PAYABLE        ------------    ------------    ------------    ------------    ------------
   AND OTHER DEBT      $ 6,103,839     $ 6,253,670     $ 7,003,517     $ 7,520,447     $ 6,110,609


        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     The following  should be read in  conjunction  with the Selected  Financial
Data and the Consolidated Financial Statements and notes thereto appearing elsewhere in this Proxy Statement.

Liquidity and Capital Resources

     General. In 1994 and early 1995, the Corporation devoted significant effort to strengthening the Statutory Surplus of Dixie Life and reducing the Corporation's dependence upon the operations of Dixie Life and the ability of Dixie Life to transfer funds to the Corporation. The following steps were taken in 1994 and early 1995:

          The sale of Dixie Life's accident and health business increased Dixie Life's Statutory Surplus to a level so that Dixie Life is not dependent upon the reserve credit provided by the Crown Agreement to meet minimum levels of Statutory Surplus required by any state in which it operates. The sale of that business also allowed Dixie Life to accelerate the recapture of the Crown reserve credit in 1994, further reducing the dependence on the Crown Agreement.

          The UMS Agreement generally provided a possible source of funds to satisfy the Term Loan and Convertible Notes. The Alanco shares acquired under the UMS Agreement in the November Transaction provided a means of further securing the Convertible Notes upon the extension of their original May 1, 1995 due date.

          The Standard Transaction provides for the satisfaction of the Term Loan and the Convertible Notes. There are no assurances the transaction contemplated by the Stock Purchase Agreement will be consummated.

     Liquidity Requirements. Most of the operating liquidity requirements of the Company arise from the insurance operations of Dixie Life and generally are met through funds generated by Dixie Life's operations. Premium income and net investment income provide funds that are used to pay claims to policyholders; make policy loans; pay costs of obtaining new business, principally first year commissions; and pay operating expenses. Dixie Life's operations generated positive cash flow of approximately $778,000, $98,000 and $1,074,000 in 1994, 1993 and 1992, respectively.

     Dixie Life pays a monthly management fee of $154,000 to the Corporation. Funds provided by the management fee are sufficient to pay operating and interest expenses of the Corporation. Assuming the Standard Transaction closes, the Corporation will no longer have this source of revenue, although it will have eliminated its interest expense and its operating expenses will have been significantly reduced.

     The Corporation's most important liquidity need at this time is for debt service. At December 31, 1994, the Corporation owed Standard approximately $3,689,000 under a Term Loan. The Term Loan (originally due March 31, 1995) is now due at closing of the Standard Transaction or 90 days after the cancellation of the Standard Transaction by either party. Also, the Corporation's Convertible Notes, in the amount of $1,720,000, (originally due May 1, 1995) are now due on the new due date of the Term Loan but not later than December 27, 1995. Although the Standard Transaction provides a means to satisfy the Term Loan and Convertible Notes at closing, there are no assurances that the Standard Transaction will be consummated. All of the shares of Dixie Life owned by the Corporation are pledged to secure payment of the Term Loan and the Convertible Notes.

     At December 31, 1994, Vanguard owed a bank approximately $524,000 under a mortgage loan secured by the home office building of Dixie Life which also secures the Term Loan. Under a lease agreement, Dixie Life pays Vanguard rent sufficient to cover the debt service under the mortgage.

     The loan agreement covering the Term Loan contains three financial covenants. A provision of the Stock Purchase Agreement waives each of those covenants until the due date of the Term Loan. The terms of the Convertible Notes provide that an event of default under the Term Loan, if not cured or waived, is an event of default under the Convertible Notes.


     Going Concern Considerations. The lack of assurance that the Standard Transaction will be completed raises significant doubt about the Company's ability to continue as a going concern. Completion of the Standard Transaction together with an extension or timely repayment of the Convertible Notes would remove such uncertainties.

     Management's plans in this regard include the following:

          1.  Endeavor  to  complete  the  Standard  Transaction,   thereby
          satisfying the Term Loan and the Convertible Notes.

          2. In the event the Standard Transaction is canceled by either party, searching for another purchaser of Dixie Life in the 90 days available to Corporation beyond such cancellation before the Term Loan and Convertible Notes are due.

          3. The sale of a portion of the marketable equity securities owned by the Corporation is a possible source of repayment of at least a portion of the Convertible Notes.

     There are no assurances that any of these efforts will be successful.

     Investment Portfolio Liquidity. Dixie Life's investment strategy emphasizes investments of the highest quality. Accordingly, Dixie Life's policy has been to invest in securities which are considered investment grade by various investor services and the NAIC. Occasionally, securities will fall below investment grade over the life of the securities. At December 31, 1994, Dixie Life's investment in securities not of investment grade was less than 1% of total investments.

     During 1994, the Dixie Life increased its investment in fixed maturities by almost $5 million. The funding for this increase came from several sources, including $778,000 from operations, $403,000 from net collections on agent advances, $1,182,000 from net collections on student loans and $2,568,000 from a reduction in cash and short term investments. Dixie Life has completed its program, begun in 1993, to recast its investment portfolio into investments with an average maturity of approximately 10 years. Management believes its investment portfolio provides appropriate liquidity to meet the liabilities of Dixie Life as such liabilities mature.

     At December 31, 1994, the Company's investments are reported in accordance with the provisions of Statement of Financial Accounting Standards No. 115 (FAS
115) which was issued by the Financial Accounting Standards Board in 1993 and effective for 1994 financial statements. As a result the carrying basis for investments is different in 1994 than in 1993.

     At December 31, 1994, fixed maturity investments are all classified as available for sale and are carried at market value. Unrealized market gains and losses are reported as a separate component of stockholders' equity. Application of FAS 115 resulted in a reduction of the Corporation's stockholders' equity of $925,000 at December 31, 1994.


     In 1995, Dixie Life's Board of Directors approved an investment of up to $1,200,000 in five year equipment leases on food preparation equipment at a rate of prime plus 4% fixed at closing. Approximately $540,000 has been funded thus far in 1995. The Stock Purchase Agreement requires that any investment under this program be transferred to the Corporation at book value at closing. Such transfer would effectively reduce the cash portion of the selling price to the Corporation.


     Statutory Surplus. Minimum required levels of Statutory Surplus vary by state and range from $600,000 to $3,000,000 in states where Dixie Life is licensed. If an insurance company's Statutory Surplus falls below the statutory minimum, that company could be subjected to severe restrictions in the states where such minimum levels are not maintained. Thus any insurance company has a continuing need to maintain required minimum Statutory Surplus levels.

     The insurance departments of most of the states in which Dixie Life operates, including its domicile state of Mississippi, have broad discretionary powers to require higher levels of Statutory Surplus, or to impose restrictions on operations, including fund transfers and new business sales, when such restrictions are perceived by the departments as necessary or desirable to maintain adequate amounts of Statutory Surplus.

     At December 31, 1994, Dixie Life's Statutory Surplus was $6,280,000, well in excess of the minimum requirement of any state. Prior to the 1994 sale of its accident and health business, Dixie Life's Statutory Surplus was less than $3,000,000. Further, in order to meet its Statutory Surplus requirements, Dixie Life has, from time to time, depended upon forms of reinsurance agreements that provide surplus relief through reserve credits that, for statutory accounting purposes, increase Statutory Surplus in an amount equal to the reserve credit taken. Dixie Life's principal reinsurance agreement provided a reserve credit of $1,985,000 at December 31, 1994. The sales of its in force accident and health insurance, generated significant statutory profits.

Results of Operations

     First Three Months of 1995 Compared To First Three Months of 1994. In the three month period ended March 31, 1995, the Company incurred a net loss of $4,808,000 ($.57 per share) compared to a net loss of $909,000 ($.14 per share) in the comparable period of 1994. The 1995 loss included an estimated loss of $4,635,000 ($.55 per share) from the proposed sale of Dixie Life discussed in
Note 3 to the consolidated financial statements. The sale of Dixie Life constitutes discontinuance of the life insurance business by the Corporation. The loss on the sale is reported in a manner substantially the same as discontinued operations. The Corporation continues to report insurance operations in the same manner as prior to the measurement date of March 6, 1995, the date of a letter of intent preceding the Stock Purchase Agreement Accounting Principles Board Opinion No. 30 (APB 30) calls for reporting the operations of discontinued operations as a single net amount in the statement of operations but, in management's opinion, reducing virtually all of the Company's operations to a single amount in the statement of operations would not be meaningful to readers of the Corporation's financial statements. As discussed above, the Corporation anticipates entry into the health care business. When the Corporation enters some other line of business but no later than 1996, insurance operations will be reported as discontinued operations in accordance with APB 30.

     Total revenues decreased $3,167,000 in the three month period ended March 31, 1995 compared to the same period in 1994. Premiums for the period decreased $3,273,000 in 1995, primarily as a result of the sale of Dixie Life's accident and health business.

     Benefits and expenses decreased $4,083,000 in the three month period ended March 31, 1995 compared to the same period in 1994, primarily as a result of the sales of Dixie Life's accident and health business.

     Benefits and claims to policyholders decreased $2,248,000 in the three month period ended March 31, 1995 compared to the same period in 1994. Amortization of deferred policy acquisition costs decreased $1,115,000 in the three month period ended March 31, 1995 compared to the same period in 1994. Commissions decreased $605,000 in the three month period ended March 31 compared to 1994. Each of these decreases was driven by the sales of Dixie Life's accident and health business.

     The Corporation recognized no income tax benefit on the loss before income taxes and estimated loss on sale of subsidiary because it is more likely than not that the resultant deferred tax assets would not be realized.


     Comparison of Three Years Ended December 31, 1994. The Company incurred a net loss of $2,554,779 in 1994 compared to a net loss of $957,138 in 1993 reflecting a negative change of 167% in 1994 compared to 1993. The net loss in 1993 reflected a negative change of 213% compared to 1992 net income of $848,984. On a per share basis the net loss for 1994 was $.39 compared to a net loss of $.15 in 1993 and net income of $.13 in 1992.

     Total revenues for 1994 were $11,651,000 compared to $21,530,000 in 1993 and $19,312,000 in 1992, reflecting a 46% decrease in 1994 and an 11% increase in 1993.

     Premium income in 1994 was $9,516,000, a 51% decrease from 1993 premiums of $19,499,000. The 1993 level of premiums was 14% greater than 1992 premium income of $17,179,000. The decrease in premiums in 1994 was driven primarily by the sale of Dixie Life's accident and health business, which resulted in Dixie Life having no accident and health premiums in the last half of 1994. The composition of premium income in each of the three years was as follows:

                                    Life and         Accident
     Year                           Annuity         and Health        Total
     ----                         -----------       -----------   ------------

     1994                         $ 4,214,000       $ 5,302,000   $  9,516,000
     1993                           5,314,000        14,185,000     19,499,000
     1992                           4,892,000        12,287,000     17,179,000

     Net investment income was $2,134,000 in 1994 compared to $2,005,000 in 1993 and $2,158,000 in 1992, reflecting an increase of 6% in 1994 and a decrease of 7% in 1993. In 1994 and 1993, net investment income was favorably influenced by a planned program to reinvest significant short term holdings in a portfolio with an average life of 10 years. There was also a positive impact in 1994 from rising interest rates. Several factors counteracted these positive factors.
First,  in  1991  Dixie  Life  began  reinvesting  the  proceeds  of all  calls, maturities and sales in short term investments. This program continued throughout 1992 and into the first quarter of 1993. This resulted in a significant decrease in the yield on Dixie Life's investment portfolio. Second, income on student loans has steadily decreased in absolute dollars, driven partly by a reduction in the amount of loans outstanding and the fact that a significant portion of the outstanding loans provide for floating interest rates which have fallen over the periods being compared.

     Total benefits and expenses were $14,236,000 in 1994, $22,700,000 in 1993 and $18,213,000 in 1992, reflecting a decrease of 37% in 1994 and an increase of 25% in 1993.

     In 1994, every expense category experienced a significant decrease. The decreases in benefits and claims to policyholders, amortization of deferred policy acquisition costs and commissions largely resulted from the sale of Dixie Life's accident and health business, The composition of these three categories by segment were as follows:

                                    Life and         Accident
     Year                           Annuity         and Health        Total
     ----                         -----------       -----------   ------------
Benefits and Claims to Policyholders:
- -------------------------------------
     1994                         $ 3,512,000       $3,061,000    $ 6,573,000
     1993                           4,046,000        8,528,000     12,574,000
     1992                           3,321,000        6,771,000     10,092,000

Amortization of Deferred Policy Acquisition Costs:
- --------------------------------------------------
     1994                             968,000          453,000      1,421,000
     1993                           1,526,000          980,000      2,506,000
     1992                           1,337,000          720,000      2,057,000

Commissions:
- ------------
     1994                             882,000        1,012,000      1,894,000
     1993                             367,000        3,142,000      3,509,000
     1992                             452,000        2,270,000      2,722,000

     General expenses declined $323,000 in 1994 compared to 1993. Under the terms of the 1994 sale of Dixie Life's accident and health business, Dixie Life continued to administer the business which was sold through December 16, 1994 and received compensation from the purchaser of $671,000 which was credited to general expense. Actual costs of such administration exceeded the compensation received, accounting for the difference in the decrease and the compensation received. The decreases in all recurring categories were offset by the difference in the loss incurred on the sale of Dixie Life's accident and health business in 1994 compared to 1993.

     In 1993, total benefits and expenses increased $4,487,000 with an increase in benefits and claims to policyholders comprising $2,481,000 of this increase, or 55% of the total increase. This increase in benefits and claims to policyholders was caused by an increase in claims paid of $1,895,117 and an increase in accident and health reserves resulting from continued high levels of claims. Dixie Life instituted rate increases on several of its accident and health policies because of the higher levels of claims and it continually monitored its claims experience and requested rate increases on its accident and health products whenever claims experience warranted rate increases. The rate increases which were approved generally were instituted in the latter part of 1993 or early 1994 and thus had little effect on operations for 1993. Amortization of deferred policy acquisition costs and value of insurance purchased increased $450,000 in 1993 as a result of a general increase in the amount of insurance in force and a somewhat higher level of terminated policies in 1993. Commission expenses increased $787,000 as a result of a relatively higher renewal premium income on accident and health products which carry a higher renewal commission structure. General expenses increased $437,000 in 1993 with $217,000 of this increase being caused by increased professional fees.

     In 1994, a change in deferred taxes on policy liabilities, resulting from an incorrect estimate of the tax basis policy benefits at December 31, 1993, caused a $362,786 reduction of the 1994 tax benefit credited to operations. Consequently the 1994 effective tax rate was less than 2%. Income tax benefit in 1993 was 18% of the loss before income taxes compared to income tax expense of 23% on income before income taxes in 1992 and 18% in 1991.

                         PROFORMA FINANCIAL STATEMENTS

     After the Standard Transaction is closed, the Corporation will have no operations until such time as it acquires or starts a new line of business. Accordingly, proforma presentation of historical financial statements giving effect to the Standard Transaction is not included in this proxy statement because such information would not be meaningful.

                          MARKET PRICES AND DIVIDENDS

     The Corporation's Common Stock is traded in the over-the-counter market and is quoted on the NASDAQ Market System under the symbol DNLC. The tables below set forth the reported high and low bid and asked prices as reported by the National Quotation Bureau, Inc. for the quarters indicated. This information does not include retail markups, markdowns, or commissions and may not represent actual transactions.

                                            1995
                                High                        Low
     Quarter             Bid          Asked          Bid          Asked


     First               1            1 1/32           13/16        15/16
     Second
     Third (through
     July   , 1995)

                                            1994


     First               1            1 1/4          1            1 3/16
     Second                15/16      1 1/16           13/16       15/16
     Third                  9/16        3/4             1/2        11/16
     Fourth                 3/4         7/8             1/2         5/8

                                            1993

     First                  7/8       1 1/8             7/8       1 1/8
     Second                13/16      1 1/16           13/16      1 1/16
     Third               1  1/16      1 1/4            15/16      1 1/8
     Fourth                13/16      1                11/16        7/8

     The closing bid price for the Corporation's Common Stock on April 7, 1995, the business day immediately preceding the public announcement of the Standard Transaction, was $ .84 3/8.

     No cash dividends have been paid on the Corporation's Common Stock since 1983 and the Corporation does not anticipate the payment of any such dividends for the foreseeable future. The provisions of the Term loan prohibit the payment of dividends by the Corporation.


     The number of holders of record of common stock of the Corporation on July 14, 1995 was 2,444.


                    PROPOSAL NO. 2 - 1995 STOCK OPTION PLAN

     The Board of Directors adopted the 1995 Stock Option Plan ("1995 Plan") on May 26, 1995, subject to shareholder approval. The purpose of the 1995 Plan is to advance the interests of the Corporation and its shareholders by affording key employees and non-employee directors the opportunity to acquire a propriety interest in the Corporation through the purchase of Common Stock under options. By so doing, the Board seeks to motivate, retain and attract highly competent, highly motivated individuals whose judgment, initiative, leadership and continued efforts will contribute to the success of the Corporation.

     The shareholders of the Corporation have previously approved similar stock option plans, the 1982 Incentive Stock Option Plan and the 1988 Incentive Stock Option Plan (together, "1982 and 1988 Plans"), both of which have expired so that options thereunder may no longer be granted. Options granted under the 1982 and 1988 Plans with respect to an aggregate of 395,768 shares of Common Stock currently are outstanding and held by three officers and directors of the Corporations, and 192 sales agents of Dixie Life. These options are exercisable for periods ending January 1999, at prices not less than the fair market value of the Common Stock on the date of grant.

     A copy of the 1995 Plan is attached as Appendix D to this Proxy Statement. The principal features of the 1995 Plan are described below.

General


     The 1995 Plan provides for the grant of options to acquire shares of Common Stock to key employees and non-employee directors of the Corporation. A maximum of 500,000 shares of Common Stock (subject to adjustments in the event of stock splits, stock dividends and certain other events) may be issued under the 1995 Plan, of which 400,000 are reserved for key employees and 100,000 are reserved for non-employee directors. Based on the closing bid price of the Common Stock on NASDAQ on July 14, 1995, the aggregate market value of the 500,000 shares subject to the 1995 Plan is $ 343,750. If any option terminates or expires without having been exercised in full, the stock not purchased under such option shall again be available for the purposes of the 1995 Plan. Each option must be granted within five years from May 26, 1995, the date on which the 1995 Plan was adopted by the Board of Directors. The 1995 Plan will terminate on May 25, 2005, at which time any outstanding options shall be void and of no further effect. The period for exercise of options may, however, be extended beyond the Plan termination date in the circumstances described below under "Options".


Administration

     The 1995 Plan is administered by an Administrative Committee of the Board of Directors, which is comprised of the members of the Board's Personnel and Compensation Committee. Subject to provisions of the 1995 Plan, the Administrative Committee has the sole authority to determine those persons to whom and the time or times at which options may be granted, and the number of shares of Common Stock to be subject to each option. Also, the Administrative Committee has complete authority to interpret the 1995 Plan, to prescribe, amend and rescind rules and regulations related to it, and to determine the provisions of each stock option agreement, consistent with the terms of the 1995 Plan, and to make all other determinations necessary or advisable in the administration of the 1995 Plan.

Options


     The options may be granted under the 1995 Plan as either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), for key employees, or as non-statutory options to non-employee directors. All options must be exercised within five years from the date of grant; are to be exercised at the option price which may not be less than the fair market value of the Common Stock at the time the option is granted; are exercisable over such period and in such amounts as the Administrative Committee may determine; subject to certain limitations of the 1995 Plan and are non-transferable except on death. The options terminate ten days following termination of employment, with or without cause, or termination of a non-employee director's relationship with the Corporation. However, in the event of retirement the options expire three months from the date of retirement and, in the case of death or permanent and total disability of an optionee, the deceased or disabled optionee's representative or estate shall have the right to exercise the option at any time within a period of one year following the optionee's death or disability.


     The maximum number of shares subject to options granted under the 1995 Plan to any one employee is 100,000 and to any one non-employee director is 10,000. No person to whom options are granted may receive options, first exercisable during any single calendar year, for Common Stock, the fair market value of which (determined at the time of the grant of the options) exceeds $100,000.

Exercise of Options

     The options granted under the 1995 Plan are exercisable by the optionee over such period of time and in such amounts as the Administrative Committee may determine, but in no instance will the exercise period exceed five years from the date of grant of the option. Key employees may exercise 20% of their options in each year on a cumulative basis; any portion not exercised will be carried over for exercise in subsequent years. Non-employee directors may exercise their options, in whole or in part, at any time. The exercise of any option must be accompanied by the full purchase price in cash at the time of exercise. The exercise price may not be changed except by adjustment pursuant to the anti-dilution provisions of the 1995 Plan.

Transferability

     Options are not assignable or transferable except for the right of exercise which passes to the estate or legal representative of a deceased optionee for a period of one year following the optionee's death.

Termination or Amendment

     The Board of Directors of the Corporation may at any time, upon recommendation of the Administrative Committee, terminate the 1995 Plan, and may, at any time and from time to time, amend or modify the 1995 Plan. No action may be taken by the Board, without approval of a majority of the shareholders of the Corporation, to: (a) increase the total number of shares of Common Stock subject to the 1995 Plan, (b) change the manner of determining the option price, or (c) withdraw the administration of the 1995 Plan from the Administrative Committee. The anti-dilution provisions of the 1995 Plan are exceptions to the restrictions on amendment or change.

Federal Income Tax Consequences

     The principal federal income tax rules as they apply to the 1995 Plan are summarized below.


     Incentive Stock Options. Options granted to key employees will be treated as "incentive stock options," the tax treatment of which is governed by Section 422 of the Code. If the requirements of Section 422 and the Regulations thereunder are met, no regular income tax is imposed upon the employee when an option is granted or exercised. The employee is not subject to regular income tax until shares acquired by the exercise of the option are sold.


     The first taxable event is the sale of shares acquired by exercise of the option. At that time, if the employee meets the special holding period requirements, the employee recognizes gain or loss equal to the difference between the amount realized on the sale and the option exercise price. This gain is treated as gain from the sale or exchange of a capital asset. However, if the employee fails to satisfy the special holding period requirement, the employee is treated as having compensation income when he or she disposes of the shares. The amount of the compensation income is equal to the difference between the fair market value of the stock at the time of exercise of the option and the option exercise price. Any remaining gain is treated as gain from the sale or exchange of a capital asset. If the stock acquired under an incentive stock option declines in fair market value between exercise and sale, so that the difference between the fair market value of the stock on exercise and the price paid for the stock exceeds the gain recognized upon an early disposition of the stock, the compensation income is limited to the amount of the gain on the disposition.

     To meet the holding period requirement, stock acquired under an incentive stock option may not be disposed of before the later of (i) two years from the date of the grant of the option, or (ii) one year from the date of the exercise of the option. These periods are measured from the date on which all acts necessary to grant or exercise the option, whichever is applicable, have been completed. The date of grant is the date the Administrative Committee completes action granting the option. The date of exercise is the date the Corporation receives notice of exercise and payment for the shares.

     The Corporation will be entitled to a deduction in an amount equal to any ordinary income recognized by an optionee upon the grant or exercise of an option.

Non-Statutory Stock Options

     With respect to non-employee directors, the options granted will be treated as "non-statutory" options governed by Section 83 of the Code and the Regulations thereunder.


     Non-statutory options are subject to the provisions of Section 83 relating to the transfer of property for services. If the option has a readily ascertainable fair market value when it is granted, it is subject to tax under
Section 83 at the time of grant. If the option does not have a readily ascertainable fair market value at the time of the grant, it will be subject to tax under Section 83 when the shares of stock are transferred pursuant to the exercise of the option.

     Generally, the value of an option is not readily ascertainable unless the option is actively traded on an established market. Since the options granted under the 1995 Plan are not transferable, they will not have a readily ascertainable fair market value and there should be no tax consequences to a non-employee at the time the option is granted. Instead, the option will be taxed when it is exercised. At that time, the fair market value of the shares acquired, less any amount paid for the shares, will be included in the gross income of the non-employee as compensation; and the Corporation will be entitled to a deduction equal to the amount included in the non-employee's gross income.

     Once compensation income is recognized, the non-employee is entitled to increase his or her basis by the amount of income recognized. Thereafter, tax treatment on the sale of the shares will be subject to the usual rules respecting sales or exchanges of property. If the shares quality as capital assets in the hands of the non-employee, the subsequent sale will be treated as a sale or exchange of property subject to a capital gain or capital loss treatment.

Grants Under 1995 Plan

     Options for the purchase of 5,000 shares of Common Stock were granted under the 1995 Plan upon its adoption on May 26, 1995 to each of the Corporation's seven non-employee directors, and an option for 25,000 shares also was granted to G. Thomas Reed, Senior Vice President of the Corporation. The options are subject to approval of the 1995 Plan by the shareholders, and if approved, will be exercisable at $ 25/32, the closing bid price on the last trade date (May 25, 1995), prior to the date of grant.


Vote Required for Approval

     A favorable vote of a majority of the shares voted in person or by proxy, is required to approve the 1995 Plan. The Board of Directors recommends that you vote FOR approval of the 1995 Plan

                     PROPOSAL NO. 3 - ELECTION OF DIRECTORS

Nominees and Directors


     Article III, Section 2 of the By-Laws of the Corporation provides that the Board of Directors shall consist of not less than nine nor more than 25 members, the number thereof to be determined at each annual meeting of shareholders. The Board of Directors recommends that the Board of Directors of the Corporation for the ensuing year consist of nine directors and further recommends the election of the nominees listed below, each director to hold office until the next annual meeting of the shareholders or until his successor shall be duly elected and qualified. Shareholders may also nominate candidates for director at any meeting of the shareholders at which directors are to be elected.

     Each nominee except Ms. Cohen is a member of the present board and was elected thereto by a vote of the shareholders at the 1994 annual meeting. Management has no reason to believe that any substitute nominee or nominees will be required.


     The following table indicates the age, year first elected a director and principal occupation or employment for the past five years of each nominee. In addition, the table also indicates any committee of the Board of Directors of the Corporation on which the nominee serves.


MARCIA C. COHEN                Ms. Cohen,  45, is nominated to the Board for the
                               first   time  at  this   meeting.   She  is  Vice
                               President,  Corporation Development of Montgomery
                               General Hospital,  Olney, Maryland.  From 1989 to
                               1992,  Ms. Cohen was co-owner and Executive  Vice
                               President  of  Imaging  and  Surgery  Centers  of
                               America, Boston, Massachusetts. In 1992, the owners of Imaging and Surgery Centers of America sold the business and she was retired until joining Montgomery General Hospital in 1994. She serves as a member of the Board of Trustees of Baltimore Medical Systems, Inc.

T. H.  ETHERIDGE               Mr. Etheridge,  60, has been director since 1966.
                               He is President  and Chief  Executive  Officer of
                               Choctaw Maid Farms, Inc. (a food processing and marketing company), of Carthage, Mississippi. In addition, he is Chairman of the Board of Central
                               Industries and a director of Southern Hens,  Inc.
                               He serves as a member of the Executive Committee.

JOHN E.  HAGGAR                Mr. Haggar, 52, has been a director since January
                               1995.  Since June 1, 1995 he has been an employee
                               of  Alanco  and it is  anticipated  that  he will
                               become an officer at the next meeting of Alanco's
                               Board of  Directors.  From December 1, 1994 until
                               June 1, 1995, he was Chief  Financial  Officer of
                               UMS.   Previously,   Mr.   Haggar   was  a   sole
                               practitioner   engaged  in  providing  accounting
                               services to the general public. He is a member of
                               the  American   Institute  of  Certified   Public
                               Accountants. Mr. Haggar serves as Chairman of the
                               Audit and  Compliance  Committee  and a member of
                               the Finance and Business Strategy Committee.  Mr.
                               Haggar was  originally  nominated  and elected to
                               the  Board   pursuant  a  provision  of  the  UMS
                               Agreement.

ROBERT B. NEAL                 Mr. Neal,  57, has been a director since 1970 and
                               was  Chief  Executive  Officer  from  1970  until
                               February 1995. He is President of the Corporation and also Chairman of the Board of Directors, President and Chief Executive Officer of Dixie
                               Life.  He  serves  as a member  of the  Executive
                               Committee.

DENNIS NIELSEN                 Mr.  Nielsen,  54,  has  been  a  director  since
                               January 1995.  Since March 1993, he has been self
                               employed  as  a  business   consultant   offering
                               assistance  to   businesses   on   restructuring,
                               financing or assisting with possible mergers or acquisitions. Previously he was owner of P&N, Inc. and Hufburn Sales, Inc., both automobile dealerships. He serves as a member of the Audit and Compliance Committee and the Nominating and Shareholder Relations Committee. Mr. Nielsen was originally nominated and elected to the Board pursuant a provision of the UMS Agreement.

JOE D. PEGRAM                  Mr.  Pegram,  54, has served as a director  since
                               1991.  He is an attorney in Oxford,  Mississippi.
                               Mr.   Pegram   is  a  member  of  the  Audit  and
                               Compliance   Committee  and  the

                               Nominating  and Shareholder Relations Committee.

S.L. REED, JR.                 Mr.  Reed,  59,  has been  Chairman  of the Board
                               since January 1995,  Chief  Executive  Officer of
                               the   Corporation   since  February  1995  and  a
                               director  since  1980.  He is  President  of Reed
                               Enterprises, Inc., (an aquaculture and investment
                               company)  of  Belzoni,   Mississippi.   He  is  a
                               director  of Delta  Industries,  Inc.,  Producers
                               Feed Co. and Venture SystemSource, Inc. Mr. Reed serves as a member of the Executive Committee.

JAMES G. RICKETTS              Dr.  Ricketts,  56,  has  been a  director  since
                               January 1995. He is President and Chief Executive
                               Officer of International  Corrections Corporation
                               of Scottsdale,  Arizona,  a corporation  which he
                               founded in 1990 to develop  and  operate  private
                               prisons and to act as an  independent  consultant
                               to  corrections  agencies  throughout  the United
                               States.  Previously  he served as Director of the
                               Arizona  Department  of  Corrections,   Executive
                               Director   of   the   Colorado    Department   of
                               Corrections  and Deputy  Secretary to the Florida
                               Department  of  Corrections,  as well as numerous
                               other  positions  in the  corrections  field.  In
                               addition,   he  is  a  director  of  Alanco.  Dr.
                               Ricketts  serves as chairman of the Personnel and
                               Compensation  Committee  and a member of  Finance
                               and   Business   Strategy   Committee.   He   was
                               originally nominated and elected to the Board pursuant a provision of the UMS Agreement.

HERBERT G. ROGERS, III         Mr.  Rogers,  52 previously  served as a director
                               from April 6, 1990 to April 5, 1991. He has also served as a director from April 3, 1992 to the present. He is President of Rogers Agency, Inc.,
                               Rogers LP-Gas Company, Rogers Investments,  Inc.,
                               Mississippi  Realty,  Inc. and Roell Realty Corp.
                               of New Albany, Mississippi. In addition, he is a director of the Nashoba Bank and Chairman of the Board of the Gentry Furniture Corporation. He serves as

                               Chairman of the Finance and Business Strategy Committee and a member of the Personnel and Compensation Committee.


- ---------------

     All Committees are appointed by the Chairman of the Board and ratified by the Board of Directors. The Corporation's 1994 annual shareholders' meeting was not held until January 1995. Therefore, all committee assignments throughout 1994 were those made following the 1993 annual shareholders' meeting. The committee assignments listed above are those made following the 1994 annual shareholders' meeting. Committees of the Board of Directors throughout 1994 consisted of the following:

(1) Executive Committee - subject to statutory limitations, has concurrent authority of the Board of Directors. During 1994, the Executive Committee of the Corporation had eight meetings. All members who are nominees attended at least 75% of those meetings.

(2) Audit Committee - Reviews planning and results of the annual report of the Corporation with independent auditors. During 1994, the Audit Committee had two meetings. All members were present. This committee is now the Audit and Compliance Committee.

(3) Compensation Committee - Reviews compensation for all Corporation officers. During 1994, the Compensation Committee did not meet. This committee is now the Personnel and Compensation Committee.

(4) Nominating Committee - Serves as nominating committee for Board of Directors. The Nominating Committee will consider a nominee for the Board of Directors recommended by a shareholder; however, the Corporation presently has no established procedure for a recommendation process. During 1994, the Nominating Committee did not meet. This committee is now the Nominating and Shareholder Relations Committee.

(5) Planning and Oversight Committee - Charged with seeking an appropriate solution to liquidity problems which the Corporation has faced since 1993. During 1994, the Planning and Oversight Committee met 5 times and all members were present at all meetings. This committee does not exist on the present Board of Directors.


     During the year 1994, the Board of Directors of the Corporation had eight meetings. Each member of the Board who is a nominee to the Board of Directors except Mr. Pegram attended at least 75% of the meetings.

     An investigation of the Corporation by the Securities and Exchange Commission ("SEC") was resolved by means of a settlement on March 9, 1994, when the United States District Court for the District of Columbia entered final judgments of permanent injunction against the Corporation, Robert B. Neal, a director and President of the Corporation, and a former director and officer of the Corporation, who were the defendants in a complaint filed by the SEC. The SEC alleged that for the 1989, 1990, and 1991 fiscal years the Corporation failed to disclose in its annual and quarterly reports certain reinsurance treaties and affiliated intercompany transactions that materially affected the amount of Dixie Life's reported statutory capital and surplus. The SEC also alleged that the Corporation materially understated its reported net loss for 1989 and overstated its reported net income for 1990 and 1991 by failing to record an appropriate allowance for certain uncollectible receivables, did not timely disclose a change in Dixie Life's investment policy and failed to accurately record certain transactions in the Corporation's books and records. The complaint also alleged that Mr. Neal and the other individual defendant aided and abetted the foregoing violations and caused certain accounting irregularities to occur in 1990.

     Each defendant consented to the entry of a final judgment of permanent injunction without admitting or denying the allegations contained in the SEC's complaint. The final judgments enjoin the defendants from violating or aiding or abetting future violations of Section 17(a) of the Securities Act of 1933 and Sections 10(b), 13(a), 13(b)(2)(A), 13(b)(2)(B), and 14(a) of the Securities
Exchange Act of 1934 ("Exchange Act") and rules 10b-5, 12b2-1, 12b-20, 13a-13 and 14a-9 under the Exchange Act. The final judgment entered against the Corporation also includes an undertaking that the Corporation would retain a qualified professional to review, report and make recommendations with respect to the adequacy of the Corporation's system of internal accounting controls and its methodology for calculating deferred acquisition costs associated with the sale of insurance policies. The Corporation was also obligated to implement steps reasonably recommended in the report and to advise the SEC of steps taken in response to the report's recommendations. The Corporation has satisfied its obligations pursuant to this undertaking.


     The Second and Restated UMS Agreement provides that, at such time as the Corporation has placed not less than 6,425,000 shares of Common Stock as a direct result of the efforts of UMS thereunder, a sufficient number of the then existing directors of the Corporation shall resign so that the investors purchasing the aforesaid amount of Common Stock shall have the ability to elect a majority of the Board of Directors of the Corporation. Under the insurance laws of Mississippi, prior approval of a change of control of the Corporation must be obtained from the Commissioner. This requirement results from the fact that the Corporation and Dixie Life are members of an insurance "holding company group" as that term is defined in the Mississippi insurance law. If the Standard Transaction is consummated, approval by the Commissioner will not be required.

Executive Officers

     The executive officers of the Corporation are: S. L. Reed, Jr., Chairman and Chief Executive Officer; Robert B. Neal, President; T. F. Flowers, Jr., Senior Vice President; Jerry M. Greer, Senior Vice President and Secretary; G. Thomas Reed, Senior Vice President and Monroe M. Wright, Senior Vice President, Treasurer and Chief Financial Officer. Messrs. S. L. Reed, Jr., Neal, Flowers and Greer have served continuously as executive officers with the Corporation since February 1995, 1967, 1970 and 1970, respectively. Messrs. Flowers and Greer, ages 57 and 52, respectively, also served as directors of the Corporation until January 1995. The ages, positions with the Corporation and other information concerning Messrs. S. L. Reed, Jr. and Neal are set forth under "Nominees and Directors," above.

     G. Thomas Reed, 45, joined the Corporation in April 1995 and was elected an executive officer on May 26, 1995. Prior to joining the Corporation, G. Thomas Reed had a management consultant practice in 1991 and 1992 and from November 1994 until joining the Corporation. In 1993 and 1994 he was a Private Banking Manager for First Union National Bank, and from 1988 until 1991, was Administrative Vice President and Chief Operating Officer of Compudata Services, Inc., a software development and service company.. Messrs. Reed are not related.

     Mr. Wright, 54, has served in his positions with the Company since February 1993. He was a practicing certified public accountant for 24 years prior to joining the Corporation and a shareholder in Horne CPA Group, a professional association, from 1990 until February 1993. From 1987 to 1990, Mr. Wright was a sole practitioner.

     The Corporation's officers serve at the pleasure of the Board of Directors.


Vote Required for Election

     A favorable vote of a majority of those shares voting, in person or by proxy, is required to approve a Board of Directors consisting of nine directors. The nominees receiving the highest number of votes shall be elected.

     The Board recommends that you vote FOR a Board consisting of nine directors and the election of each of the nine nominees to be directors of the Corporation.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report on Executive Compensation

     The Compensation Program. The Compensation Committee of the Board of Directors is responsible for determining the compensation of the executive officers of the Corporation. The committee endeavors to insure that the compensation program for executive officers of the Corporation is effective in obtaining and retaining key executives responsible for the success of the Corporation. The compensation program has been designed to link a portion of the executive's compensation directly to performance. The components of this program such as stock options and bonuses may increase or decrease to reflect changes in corporate or individual performance.


Base Salary

     Base salaries for the executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. The committee reviews the base salaries of the executive officers annually and adjusts them as warranted. The base salary of the Chief Executive Officer (Robert B. Neal for all of 1994) is set after consideration of operating performance of the Corporation and its financial condition at the time of such consideration. There was no change in the Chief Executive Officer's base salary for 1994.

Bonus Plan

     The Compensation Committee also has been responsible for establishing and recommending to the Board of Directors a bonus formula which relates compensation to profit goals. The formula used in prior years called for a bonus pool to be established based upon pre-tax profit of the Company. The Compensation Committee established a minimum acceptable return on stockholders' equity, and the formula to establish the bonus pool required a minimum profit before any bonus would be paid into the pool. The pool would increase as a percent of profit with incremental increases in profits. Allocation of the bonus pool, should one exist, would be made with respect to 80% of the pool on a nondiscretionary basis and 20% of the pool on a discretionary basis by the Compensation Committee. No formula was adopted and no bonuses were granted in 1994.

Stock Option Plan

     The only long-term incentive compensation the executive officers have received is stock options prior to 1994. Certain Executive Officers of the Corporation have certain stock options as shown in the Security Ownership of Management section of this statement. The plans under which these options were granted expired prior to 1994. Thus in 1994, no executive officer or employee received any stock options.

Profit Sharing 401(k) Plan

     The Corporation maintains a qualified profit sharing 401 (k) plan for employees, including officers. The Corporation matches employee contributions to the extent provided in the plan. Contributions under the profit sharing portion of the plan are made at the discretion of the Board of Directors. Such contributions, if any, are allocated based upon a formula which includes compensation and years of service. No discretionary contribution was made to the plan in 1994. Under terms of the 401 (k) provision of the plan, Messrs. Neal, Flowers, Greer and Wright received $2,505, $1,763, $1,574 and $1,000, respectively, in matching contributions by the Corporation in 1994.

Compensation Committee Members

     The Corporation's Compensation Committee for 1994 was composed of the following individuals:


     Rubel L. Phillips, Chairman
     Edgar L. McKenzie
     S. L. Reed, Jr.
     William A. Taylor, Jr.
     Zach Taylor, Jr.

Stock Price Performance Chart


                             1989     1990     1991     1992     1993     1994
                             ----     ----     ----     ----     ----     ----
Dixie National Corporation $100.00   125.00   137.50   87.50    68.75    62.50
S&P 500 Index               100.00    96.90   126.42  136.05   149.76   151.74
S&P Insurance Index         100.00    81.66   117.70  157.93   159.93   132.68

     Assumes $100 invested on December 31, 1989, in the Corporation's Common Stock, the Standard and Poor's 500 Index, and the Standard and Poor's Life Insurance Index. Total return assumes reinvestment of dividends.

     Neither the foregoing Compensation Committee report or the material set forth under the subcaption "Stock Price Performance Chart" shall be deemed to be filed with the SEC for purposes of the Exchange Act, nor shall such report or such material be deemed to be incorporated by reference in any past or subsequent filing by the Corporation under the Exchange Act or the Securities Act.

Summary Compensation Table

     The following Summary Compensation Table sets forth, for each of the last three years, information concerning the total compensation paid or awarded for services rendered in all capacities to the Corporation and its subsidiaries to the Corporation's Chief Executive Officer and the only other executive officer whose total compensation exceeded $100,000 in 1994.

Name
and
Principal                           Annual Compensation          All Other
Position                   Year      Salary      Bonus         Compensation
- ---------                 ------    ---------- --------        ------------

Robert B. Neal             1994     $125,269       None          $2,505(1)
President                  1993     $125,269       None          $2,575(1)
                           1992     $121,739     $3,477          $1,217(1)

Monroe M. Wright           1994     $100,000       None          $1,000(1)
Senior Vice President      1993(2)    85,000     10,000             -0-
Treasurer and Chief
Financial Officer
- --------------------

(1) Includes the Corporation's contributions under its qualified profit sharing plan for employees, including officers. Contributions to this plan are made based upon (a) matching contributions under the Corporation's 401(k) plan and
(b) for discretionary contributions, a formula which includes compensation and years of service. All contributions included above consisted of matching contributions under the 401(k) plan.

(2) Commenced employment January 1993.

     In 1994 no stock options were granted to or exercised by Robert B. Neal or Monroe M. Wright and Mr. Wright holds no unexercised options as of December 31, 1994. The following table sets forth information as of December 31, 1994 concerning the unexercised options held by Mr. Neal. None of the options held by Mr. Neal were in-the-money at December 31, 1994. Options are in-the-money when the fair market value of the underlying common stock exceeds the exercise price of the option. The closing prices of the Corporation's common stock on December 31, 1994 were $.50 bid and $.625 asked per share.

Fiscal Year End Options


                   Number of Unexercisable Options       Value of Unexercised
                          at December 31, 1994           In-the-Money Options
                   -------------------------------       --------------------
Name               Exercisable       Unexercisable       at December 31, 1994
- ----               -----------       -------------       --------------------

Robert B. Neal        28,570               0                      $0

                            DIRECTORS' COMPENSATION

     Directors who are also officers of the Corporation receive no additional compensation for serving on the Corporation's Board or committees thereof. All other directors are paid $550 for each board or committee meeting they attend. As Chairman of the Board of Directors, Rubel L. Phillips was paid $17,000 in 1994. S. L. Reed, Jr. was paid $9,800 as Vice Chairman of the Board of Directors. As a group, directors who were not officers were paid $63,700 during the year 1994.

     As part of a compensation program for members of the Corporation's Board of Directors, in March 1995 the Board approved granting options to purchase 5,000 shares of the Corporation's Common Stock to each of the Corporation's non-employee directors at such time as a new stock option plan was formally adopted. The 1995 Plan being voted upon, as Proposal No. 2, was adopted by the Board on May 26, 1995 and options were granted to each of the Directors on that date, subject to shareholder approval of the plan. The options may be exercisable at any time prior to their expiration five years from the grant date. The option price is the market price at the grant date. See "Proposal No. 2 - 1995 Stock Option Plan."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Certain  executive   officers,   directors  and/or  holders  of  record  or
beneficially of more than 5% of the Corporation's Common Stock hold more than $60,000 of the Corporation's Convertible Notes. The Corporation expects to satisfy the Convertible Notes pursuant to the terms of the Stock Purchase Agreement or otherwise. The following table summarizes such holdings:

                                                                   Amount of
Holder                                     Relationship            Holdings
- ------                                     ------------            ----------
American  Capitol  Insurance  Company      5%  Owner               $1,000,000

Robert B. Neal                             Director, Executive        100,000
                                           Officer and 5% Owner

     As discussed under "Proposal No. 2 - 1995 Stock Option Plan," each of the seven non-employee directors of the Corporation on May 26, 1995 has been granted an option for 5,000 shares of the Corporation's Common Stock, subject to shareholder approval of Proposal No. 2.

       PROPOSAL NO. 4 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


     The Board of Directors recommends that the shareholders of the Corporation vote for the ratification of the appointment of Horne CPA Group as independent auditors to examine the financial statements of the Corporation for the year ending December 31, 1995. This firm has served as independent auditors of the Corporation since 1992. A representative of Horne CPA Group will be at the annual meeting, will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions during the meeting. A favorable vote of a majority of those shares voting, in person or by proxy, is required for ratification of the selection of the independent auditors.


                             SHAREHOLDER PROPOSALS


     Any shareholder desiring to have a proposal considered for inclusion in the proxy statement to be distributed in connection with the Corporation's annual meeting to be held in 1996 is requested to submit such proposal in writing to the Corporation, Attention Corporate Secretary, no later than March 8, 1996.


                                 OTHER MATTERS

     The Management of the Corporation knows of no other matters which may come before the meeting except for the approval of the minutes of the last annual meeting of the shareholders.

     Copies of the Corporation's Annual Report to Shareholders, containing the Corporation's Form 10-K Annual Report for the year ended December 31, 1994, which contains audited consolidated financial statements, of the Corporation as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, were mailed to shareholders on or about June 26, 1995.

     Please date and sign the enclosed proxy and return it to the Company promptly.



July 20, 1995                 /s/Jerry M. Greer
                              JERRY M. GREER
                              SENIOR VICE PRESIDENT & SECRETARY

INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE
Years 1994, 1993 and 1992

     Report of Independent Certified Public Accountant                    F-2

     Consolidated Balance Sheets as of December 31, 1994 and 1993         F-4

     Consolidated Statements of Operations for the Three Years Ended
       December 31, 1994                                                  F-5
     Consolidated statements of Stockholders' Equity for the Three
       Years Ended December 31, 1994                                      F-6

     Consolidated Statements of Cash Flows for the Three Years Ended
       December 31, 1994                                                  F-7

     Notes to Consolidated Financial Statements                           F-8

First Quarter of 1995 and 1994

     Unaudited Consolidated Balance Sheet as of March 31, 1995            F-24

     Unaudited Consolidated Statements of Operations for the
      Three Months Ended March 31, 1995 and 1994                          F-25
     Unaudited Consolidated Statements of Stockholders' Equity
      for the Three Months Ended March 31, 1995 and 1994                  F-26

     Unaudited Consolidated Statements of Cash Flows for the Three Months
     Ended March 31, 1995 and 1994                                        F-27

     Unaudited Notes to Consolidated Financial Statements                 F-28

                          INDEPENDENT AUDITOR'S REPORT

To The Shareholders
Dixie National Corporation
Jackson, Mississippi

We have audited the accompanying consolidated balance sheets of Dixie National Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to report on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dixie National Corporation and subsidiaries as of December 31, 1994 and 1993 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


The accompanying consolidated financial statements have been prepared assuming the Corporation and subsidiaries will continue as a going concern. As discussed in Note 9. to the consolidated financial statements, the Company does not have available the resources to satisfy its short-term debt requirements. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 9. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HORNE CPA GROUP

Jackson, Mississippi
March 20, 1995,  except for Note 1, as to which the date is April 12, 1995,  and
  Note 16, as to which the date is March 24, 1995.

Consolidated Balance Sheets
Dixie National Corporation
                                                          December 31
                                                         -------------
                                                     1994            1993
                                                    ------          ------
ASSETS
NON-LIFE
Investments
     Common stock                              $   2,000,000  $
     Cash and cash equivalents                       218,258          17,375
     Other                                            26,200          26,200
                                               -------------- ---------------
                   TOTAL NON-LIFE INVESTMENTS      2,244,458          43,575
Property and equipment                               419,292         375,395
                                               -------------- ---------------
                        TOTAL NON-LIFE ASSETS      2,663,750         418,970
LIFE
Investments
     Fixed Maturities, at market:
       Pledged under financing reinsurance
        treaty                                    12,747,782      10,436,047
       Other                                       4,584,878       3,053,855
                                               -------------- ---------------
                                                  17,332,660      13,489,902
     Policy loans                                  3,060,185       3,025,981
     Government guaranteed student loans,
      less allowance for uncollectible loans
      of $464,603 at December 31, 1994 and
      $504,981 at December 31, 1993                5,978,288       7,159,975
     Short-term investments:
       Pledged under financing reinsurance
        treaty                                       687,000
       Other                                       4,173,347       3,045,025
                                               -------------- ---------------
                                                   4,860,347       3,014,248
     Cash and cash equivalents:
       Pledged under financing reinsurance
        treaty                                           400       1,718,994
       Other                                         240,451       2,919,089
                                               -------------- ---------------
                                                     240,851       4,638,083
                                               -------------- ---------------
                       TOTAL LIFE INVESTMENTS     31,472,331      31,328,189

Accounts receivable, less allowance for
 doubtful accounts of $195,885 at
 December 31, 1994 and $480,000 at
 December 31, 1993                                   761,219       1,534,392
Accrued investment income                            412,705         380,411
Deferred policy acquisition costs, net             6,626,230      19,759,110
Value of life insurance purchased, net             1,589,356       1,749,356
Property and equipment, less accumulated
 depreciation of $652,748 and $582,143 at
 December 31, 1994 and 1993                          165,402         232,817
Other assets                                         886,459         852,489
                                               -------------- ---------------
                            TOTAL LIFE ASSETS     41,913,702      55,836,764
                                               -------------- ---------------
                                 TOTAL ASSETS  $  44,577,452  $   56,255,734
                                               -------------- ---------------

LIABILITIES AND STOCKHOLDERS' EQUITY
NON-LIFE LIABILITIES
Notes payable and other debt                   $     524,304  $      621,623
Accrued liabilities and expenses                       3,475           3,012
                                               -------------- ---------------
                   TOTAL NON-LIFE LIABILITIES        527,779         624,635
LIFE
Policy liabilities
     Future policy benefits                       27,538,803      34,904,591
     Unearned premiums                                               746,720
     Other policy claims and benefits payable        240,766         987,260
     Other policyholders' funds                      826,055         889,715
                                               -------------- ---------------
                     TOTAL POLICY LIABILITIES     28,605,624      37,528,286
Notes payable and other debt                       5,579,535       5,632,047
Income taxes                                           3,599         983,449
Accrued liabilities and expenses                     679,460         826,072
                                               -------------- ---------------
                       TOTAL LIFE LIABILITIES     34,868,218      44,969,854
STOCKHOLDERS' EQUITY
Common stock                                       8,394,973       6,394,973
Retained earnings                                  1,711,493       4,266,272
Unrealized holding losses on
 investments available for sale                     (925,011)
                                               -------------- ---------------
                   TOTAL STOCKHOLDERS' EQUITY      9,181,455      10,661,245
                                               -------------- ---------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $  44,577,452  $   56,255,734
                                               -------------- ---------------

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
DIXIE NATIONAL CORPORATION



                                                                                    Year Ended December 31,
                                                                                    -----------------------
                                                                              1994             1993             1992
                                                                              ----             ----             ----
REVENUES
   Premiums                                                                 $ 9,516,157     $19,499,289     $17,178,510
   Net investment income                                                      2,133,635       2,005,075       2,157,848
   Realized investment gains (losses)                                             1,551          25,580         (24,494)
                                                                            -----------    ------------     -----------
                                                 TOTAL REVENUES              11,651,343      21,529,944      19,311,864


BENEFITS AND EXPENSES
   Benefits and claims to policyholders                                       6,573,216      12,573,809      10,092,459
   Amortization of deferred policy acquisition costs and
      value of insurance purchased                                            1,420,943       2,506,419       2,056,889
   Commissions, net                                                           1,893,838       3,509,301       2,722,167
   General expenses, net                                                      2,187,114       2,510,047       2,072,636
   Interest expense                                                             449,550         571,026         599,810
   Insurance taxes, licenses and fees                                           514,579         705,170         669,113
   Loss on sale of accident and health business                               1,196,811         324,511
                                                                            -----------    ------------     -----------
                                    TOTAL BENEFITS AND EXPENSES              14,236,051      22,700,283      18,213,074
                                                                            -----------    ------------     -----------
                                     INCOME BEFORE INCOME TAXES              (2,584,708)     (1,170,339)      1,098,790
Income tax benefit (expense)                                                     29,929         213,201        (249,806)
                                                                            -----------    ------------     -----------
                                               NET INCOME (LOSS)            $(2,554,779)   $   (957,138)    $   848,984
                                                                            ===========    ============     ===========

Primary and fully diluted net income
   (loss) per share                                                         $      (.39)   $       (.15)    $       .13
                                                                            ===========    ============      ==========



See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
DIXIE NATIONAL CORPORATION
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


                                                                                             Unrealized
                                                               Common         Retained        Holding
                                                                Stock         Earnings        Losses              Total
                                                               ------         --------       ----------           -----

Balance January 1, 1992                                    $6,424,973       $4,380,050        $                $10,805,023
Net income for 1992                                                            848,984                             848,984
Common Stock purchased by subsidiary                          (30,000)          (5,624)                            (35,624)
                                                           ----------       ----------        ---------        -----------
                           BALANCE DECEMBER 31, 1992        6,394,973        5,223,410                         $11,618,383
Net loss for 1993                                                             (957,138)                           (957,138)
                                                           ----------       ----------        ---------        -----------
                           BALANCE DECEMBER 31, 1993        6,394,973        4,266,272                          10,661,245
Net loss for 1994                                                           (2,554,779)                         (2,554,779)
Unrealized holding losses on investments available for
   sale                                                                                       $(925,011)          (925,011)
Common Stock issued                                         2,000,000                                            2,000,000
                                                           ----------       ----------        ---------        -----------
                           BALANCE DECEMBER 31, 1994       $8,394,973       $1,711,493        $(925,011)       $ 9,181,455
                                                           ==========       ==========        =========        ===========



See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
DIXIE NATIONAL CORPORATION


                                                                                              Year ended December 31,
                                                                                  1994                1993                  1992
                                                                                  ----                ----                  ----
Cash flows from operating activities:
   Net income (loss)                                                       $(2,554,779)       $   (957,138)          $   848,984
   Adjustments to reconcile net income to net cash
      provided by operating activities:
          Loss on sale of accident and health business                       1,196,811             324,511
          Increase in policy liabilities                                     2,155,070           2,952,775             1,682,675
          Amortization                                                       1,420,943           2,506,419             2,056,889
          Increase (decrease) in deferred income taxes                        (748,597)           (278,991)              117,552
          Decrease in accrued liabilities                                     (149,625)           (251,709)             (270,205)
          Policy acquisition costs deferred                                 (1,285,902)         (3,642,818)           (4,118,793)
          Decrease in accounts receivable                                    1,623,993             163,070               310,800
          Depreciation                                                         119,564             117,910               160,272
          Other, net                                                           (37,996)           (199,712)               82,763
                                                                          ------------         -----------           -----------
                                            NET CASH PROVIDED BY
                                            OPERATING ACTIVITIES             1,739,482             734,317               870,937
Cash flows from investing activities: Proceeds from investments sold or matured:
      Fixed maturities:
         Maturities                                                          2,326,044              14,500               151,000
         Calls                                                                 890,845           2,472,358             2,405,817
         Sales                                                                 224,500                                 3,418,054
      Repayment of policy and student mortgage loans                         2,099,864           1,976,751             1,578,475
   Cost of investments acquired;
         Fixed maturities                                                   (8,458,904)         (9,038,606)             (678,633)
         Policy and student loans                                             (952,404)         (1,099,649)           (1,027,537)
   Temporary investments, net                                               (1,819,899)          8,472,377            (6,567,829)
   Additions to property and equipment                                         (96,046)            (20,557)              (12,452)
   Proceeds from sale of property and equipment                                                      3,538               109,381
                                                                          ------------         -----------           -----------
                                       NET CASH PROVIDED (USED)
                                        BY INVESTING ACTIVITIES             (5,786,000)          2,780,712              (623,724)
Cash flows from financing activities:
   Proceeds from borrowing                                                                       1,515,000
   Payments on debt                                                           (149,831)         (2,264,847)             (832,217)
                                                                          ------------         -----------           -----------
                                               NET CASH USED BY
                                        BY FINANCING ACTIVITIES               (149,831)           (749,847)             (832,217)
                                                                          ------------         -----------           -----------
                                     NET (DECREASE) INCREASE IN
                                   CASH AND CASH EQUIVALENTS                (4,196,349)          2,765,182              (585,004)
Cash and cash equivalents at beginning of year                               4,655,458           1,890,276             2,475,280
                                                                          ------------         -----------           -----------
                                   CASH AND CASH EQUIVALENTS
                                   AT END OF YEAR                         $    459,109         $ 4,655,458           $ 1,890,276
                                                                          ============         ===========           ===========


SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash payments for income taxes                                         $    718,668         $     5,824           $   259,887
                                                                          ============         ===========           ===========
   Cash payments for interest                                             $    505,318         $   552,459           $   623,636
                                                                          ============         ===========           ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
   AND FINANCING ACTIVITIES:
   Lease obligation incurred for new data processing equipment                                 $     8,061           $   315,287
                                                                                               ===========           ===========
   Notes issued in exchange for debentures                                                     $   485,000
                                                                                               ===========
   Common Stock issued for equity securities of
      nonaffiliated company                                                $ 2,000,000
                                                                           ===========




See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DIXIE NATIONAL CORPORATION
DECEMBER 31, 1994


NOTE 1--SIGNIFICANT ACCOUNTING POLICIES


Basis of Presentation: The accompanying financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP").

Principles of Consolidation: The consolidated financial statements include the financial statements of Dixie National Corporation (Corporation), its wholly-owned subsidiaries and Dixie National Life Insurance Company (Dixie
Life), which is approximately 99% owned (collectively Company). The interests of minority stockholders are not material. All significant intercompany accounts and transactions have been eliminated in consolidation.

Discontinued Operations: As discussed in Note 17, the Corporation has agreed to sell Dixie Life to Standard Life Insurance Company of Indiana. This sale constitutes discontinuance of the Company's life insurance business. In the accompanying balance sheets, the Company's assets and liabilities have been classified as "life" and "non-life" based on whether such assets and liabilities will survive the sale of Dixie Life. The presentation in the accompanying statements of operations has not been changed since virtually all of the Company's operation is its life insurance business. Condensing the discontinued operations to a single line, as suggested by Accounting Principles Board Opinion No. 30 (APB No. 30), would not, in management's opinion, be meaningful to the users of the Company's financial statements. As soon as the Corporation has established another line of business, but no later than 1996, the Corporation will report its discontinued life insurance operations in accordance with APB No. 30.

Investments: At December 31, 1994, the Company's investments are reported in accordance with the provisions of Statement of Financial Accounting Standards No. 115 (FAS 115) which was issued by the Financial Accounting Standards Board in 1993 and effective for 1994 financial statements. As a result the carrying basis for investments is different in 1994 than in 1993.

At December 31, 1994, fixed maturity investments are all classified as available for sale and are carried at market value. Unrealized market gains and losses are reported as a separate component of stockholders' equity. Equity securities are classified as trading, which, under the provisions of FAS 115, are reported at market with unrealized market gains or losses being reflected in operations. Because of the provisions of an agreement with Universal Management Services
(UMS) discussed in Notes 3 and 16, equity securities are reported at cost at December 31, 1994. At December 31, 1993 fixed maturity investments were carried at amortized cost.

Realized gains and losses on the disposition of fixed maturity investments are determined on the specific identification basis and are reported in operations when realized.

Policy loans are stated at the amounts loaned to policyholders and are collateralized by assignment of the cash value of underlying policies. Student loans are carried at cost less an allowance for uncollectible amounts. Short-term investments will be held to maturity and are due in one year or less and are carried at cost which approximates market.

Cash and Cash Equivalents: Cash and cash equivalents include cash in banks and money-market investments which carry no withdrawal restrictions.

Recognition of Premium Revenue and Related Expenses: Premiums for traditional life insurance contracts are reported as revenue over the premium-paying period of the policy. Premiums for fixed premium interest sensitive products are added to the policy account value and revenues for such products are recognized as charges to the account value for mortality, administration and surrenders (retrospective deposit method). Profits are also earned to the extent that investment income exceeds policy requirements. The related benefits and expenses are matched with revenues through the provision for future policy benefits and the amortization of deferred acquisition costs in a manner which recognizes profits as they are earned.

Future Policy Benefits: The liability for future policy benefits interest sensitive products is represented by the policy account value. The liability for future policy benefits for all other life and health products is provided on the net level premium method based on estimated investment yields, mortality, morbidity, persistency and other assumptions. Assumptions are based upon Dixie Life's experience and industry experience, where appropriate, with provision for possible adverse deviation. These estimates are periodically reviewed and compared with actual experience. If it is determined future experience will probably differ significantly from that previously assumed, the estimates are revised.

Deferred Acquisition Costs: The costs of acquiring new insurance business are deferred. Such deferred costs consist principally of excess first year sales commissions, as well as underwriting expenses and certain other expenses.

Deferred acquisition costs for other than interest sensitive products are amortized with interest over an estimate of the premium- paying period of the policies in a manner which charges each year's operations in proportion to the receipt of premium income. For interest sensitive products, acquisition costs are amortized with interest in proportion to estimated gross profits. The assumptions used as to interest, withdrawals and mortality are consistent with those used in computing the liability for future policy benefits and expenses. If it is determined future experience will probably differ significantly from that previously assumed, the estimates are revised.

Value of Life Insurance Purchased: Value of life insurance purchased is being amortized over 12 years, the expected life of the income stream.

Property and Equipment: Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of these assets.

Income Taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for changes in tax laws and rates on the date of enactment.

Earnings Per Share: Earnings per share are based on the weighted average number of common stock and common stock equivalents outstanding during the year.

Reinsurance: Dixie Life cedes and assumes insurance risks with other companies. Liabilities for future policy benefits, premiums and expenses are reported after deduction of amounts relating to policy specific reinsurance ceded and addition of amounts relating to policy specific reinsurance assumed.

Reclassification: Certain amounts in the 1993 and 1992 financial statements have been reclassified to conform to 1994 presentation. These reclassifications had no effect on amounts previously reported as stockholders' equity or net income.

NOTE 2--STATUTORY ACCOUNTING

Dixie Life is required to file statutory financial statements with state insurance regulatory authorities. Accounting principles used to prepare these statutory financial statements differ from GAAP.

The excess, if any, of Dixie Life's stockholders' equity on a GAAP basis over that determined on a statutory basis is not available for distribution to Dixie Life's stockholders. Mississippi law governing insurance companies further restricts payment of dividends to the lessor of (1) the prior year statutory net income plus the excess of statutory net income for the second and third preceding years over distributions in the first and second preceding years or (2) 10% of statutory stockholders' equity. Dixie Life can distribute approximately $200,000 in 1995 without approval of the Mississippi Department of Insurance. The Department can grant permission for extraordinary dividends in excess of the limitations imposed by law.


A reconciliation of Dixie Life's statutory net income to the Company's consolidated GAAP net income is as follows:

                                                                        Year Ended December 31
                                                                        ----------------------
                                                               1994                  1993                 1992
                                                               ----                  ----                 ----


Statutory net income                                    $   260,165           $     3,348          $    96,003
Deferral of acquisition costs                             1,285,902             3,642,818            4,118,793
Amortization of acquisition costs                        (1,420,943)           (2,506,419)          (2,056,889)
Differences in insurance policy
  liabilities, excluding effect of
  sale of block of business                               1,775,875                55,079              180,501
Deferred income taxes                                       404,929               369,025             (188,503)
Premium income                                           (1,077,138)             (615,131)            (802,747)
Investment income                                            21,240                66,421             (120,301)
Commissions                                                                      (246,584)            (178,458)
Interest expense                                           (449,550)             (571,026)            (599,810)
General insurance expenses                                  663,558               420,741              658,719
Write off of agent advances                                 366,661               766,584
Supplementary contracts                                    (131,073)              (83,079)            (214,998)
Other                                                       265,182               190,596              (43,326)
STAT Bond write off of Vanguard
   Debenture                                              2,000,000
GAAP Loss on sale of accident and health business        (1,196,811)             (324,511)
STAT gain on sale of accident and health  business       (5,322,776)           (2,125,000)
                                                        -----------           -----------          -----------
GAAP Net Income (Loss)                                  $(2,554,779)          $  (957,138)         $   848,984
                                                        ===========           ===========          ===========



A reconciliation of Dixie Life's statutory stockholders' equity to the Company's consolidated GAAP stockholders' equity is as follows:

                                                                                          December 31
                                                                                          -----------
                                                                                  1994                 1993
                                                                                  ----                 ----
Statutory Stockholders' Equity                                                $ 6,280,400          $ 3,130,064


Differences in insurance policy liabilities                                      (984,870)          (7,850,857)
Deferred acquisition costs                                                      6,626,230           19,759,110
Deferred income taxes                                                              91,388           (1,083,861)
Debt of parent company                                                         (5,933,050)          (6,030,369)
Asset Valuation Reserve                                                           129,809              115,726
Value of life insurance purchased                                               1,589,356            1,749,356
Non-admitted assets                                                               252,049              652,593
Common stock issued                                                             2,000,000
Other                                                                            (869,857)             219,483
                                                                              -----------          -----------



  GAAP Stockholders' Equity                                                   $ 9,181,455          $10,661,245
                                                                              ===========          ===========



At December 31, 1994 Dixie Life is a party to an indemnification reinsurance agreement under which 90% of its retained life insurance in force at September 30, 1992 is reinsured. This transaction is accounted for as a financing transaction in the accompanying financial statements. Dixie Life's statutory financial statements include a reserve credit at December 31, 1994 of $1,985,000 related to this agreement which has the effect of increasing statutory stockholders' equity by that amount.

NOTE 3--INVESTMENTS


The Company's investments in fixed maturity securities available for sale are summarized as follows:

                                                          Amortized      Unrealized       Unrealized             Market
                                                             Cost           Gains           Losses               Value
                                                             ----           -----           ------               -----
December 31, 1994
  U.S. Government agencies and authorities              $ 8,966,030       $               $  504,706         $ 8,461,324
  States, municipalities and political subdivisions         511,461                            6,115             505,346
  Special revenue                                            10,278                              878               9,400
  Public utilities                                        2,041,142          23,637          121,159           1,943,620
  All other corporate                                     6,960,013          33,432          580,475           6,412,970
                                                        -----------       ---------       ----------         -----------
                                                        $18,488,924       $  57,069       $1,213,333         $17,332,660
                                                        ===========       =========       ==========         ===========


December 31, 1993
  U.S. Government agencies and authorities              $ 3,371,748       $  24,245       $   40,214         $ 3,355,779
  States, municipalities and political subdivisions         537,695           4,877              498             542,074
  Special revenue                                            56,719           3,592                               60,311
  Public utilities                                        1,936,724          83,405           17,649           2,002,480
  All other corporate                                     7,587,016         112,698           29,554           7,670,160
                                                        -----------       ---------       ----------         -----------
                                                        $13,489,902       $ 228,817       $   87,915         $13,630,804
                                                        ===========       =========       ==========         ===========


Maturities of fixed maturity securities held for sale at December 31, 1994 follow:

                                                                        Amortized           Market
                                                                          Cost              Value
                                                                        ---------           ------

Due in one year or less                                                 $ 1,165,901      $ 1,173,628
Due after one year through five years                                     2,064,466        1,971,423
Due after five years through ten years                                    4,768,972        4,437,274
Due after ten years                                                      10,489,585        9,750,335
                                                                        -----------      -----------
                                                                        $18,488,924      $17,332,660
                                                                        ===========      ===========


Fixed maturity and short-term investments with an approximate carrying amount of $2,400,000 were pledged to various state insurance departments for policyowner protection at December 31, 1994. At December 31, 1994, additional securities with an approximate carrying amount of $13,435,000 were pledged under the financing transaction reinsurance treaty (see Note 2).

Net investment income consists of the following:


                                                             1994            1993             1992
                                                             ----            ----             ----
Investment income
  Fixed maturities                                       $1,189,693      $  745,534       $  741,248
  Policy loans                                              170,142         159,666          181,426
  Student loans                                             398,719         538,027          659,379
  Interest on Accounts Receivable                           151,759         254,538          237,728
  Short-term investment                                     145,919         260,591          311,059
  Other                                                      77,403          46,719           27,008
                                                         ----------      ----------       ----------
           Net investment income                         $2,133,635      $2,005,075       $2,157,848
                                                         ==========      ==========       ==========


Net realized investment gains (losses) for the year ended December 31 are summarized as follows:


                                                               1994            1993            1992
                                                               ----            ----            ----

Realized gains                                              $12,002         $29,448         $39,947
Realized losses                                              10,451           3,868          64,441
                                                            -------         -------        --------
           Net realized gains (losses)                      $ 1,551         $25,580        $(24,494)
                                                            =======         =======        ========


In November 1994, the Corporation  issued  2,000,000  shares of its Common Stock and received as consideration 1,230,770 shares of Alanco Environmental Resources, Inc. (Alanco) common stock with a market value at the date of the transaction of $2,000,000. Under the terms of the UMS agreement discussed in
Note 16, any market appreciation until June 30, 1995 may not be realized because the purchasers of the Corporation's Common Stock have the right to buy the Alanco shares for cash equal to the value on the day of the November
Transaction. The purchasers have the obligation to cover any market depreciation, as defined, which might have occurred as of June 30, 1995. Therefore, the Alanco shares will be carried at cost until June 30, 1995. At December 31, 1994, market value of the Alanco shares based on the average of the closing bid and asked price, was $2,153,000.


NOTE 4--DEFERRED POLICY ACQUISITION COSTS


An analysis of deferred policy acquisition costs for the years ended December 31 follows:


                                                                               1994             1993                1992
                                                                               ----             ----                ----
Balance at beginning of year                                           $ 19,759,110      $18,787,222         $16,429,318
Deferred during the year:
  Commissions                                                               975,002        2,818,953           3,256,739
  Other Expenses                                                            310,900          823,865             862,054
                                                                       ------------      -----------         -----------
    Total Deferred                                                        1,285,902        3,642,818           4,118,793
Deferred policy acquisition costs on
   policies sold                                                        (13,157,839)        (324,511)
Amortized during the year                                                (1,260,943)      (2,346,419)         (1,760,889)
                                                                       ------------      -----------         -----------
Balance at end of year                                                 $  6,626,230      $19,759,110         $18,787,222
                                                                       ============      ===========         ===========


NOTE 5--VALUE OF LIFE INSURANCE PURCHASED


An analysis of the value of life insurance purchased for the years ended December 31 follows:


                                                                               1994             1993               1992
                                                                               ----             ----               ----
Balance at beginning of year                                              1,749,356       $1,909,356         $2,205,356
Amortized during the year                                                  (160,000)        (160,000)           (96,000)
Adjustment to comply with
  FASB EITF 92-9                                                                                               (200,000)
                                                                         ----------       ----------         ----------
Balance at end of year                                                   $1,589,356       $1,749,356         $1,909,356
                                                                         ==========       ==========         ===========

Estimated annual amortization of the value of life insurance purchased is approximately $160,000 in each of the next five years.


NOTE 6--PROPERTY AND EQUIPMENT


A summary of property and equipment at December 31 follows:


                                                                               1994           1993
                                                                               ----           ----
Home office property                                                  $     795,038       $   702,181
Data Processing Equipment                                                   818,149           814,960
Furniture, Equipment and Autos                                              454,007           454,007
                                                                      -------------       -----------
                                                                          2,067,194         1,971,148
Less accumulated depreciation                                             1,482,500         1,362,936
                                                                      -------------       -----------
                                                                      $     584,694       $   608,212
                                                                      =============       ===========

NOTE 7--FUTURE POLICY BENEFIT RESERVES

A summary of the assumptions used in determining the liability for future policy benefits at December 31, 1994 is as follows:


Life Insurance

Interest assumptions:

  Years of Issue                            Interest Rates
  --------------                            --------------
  1965-1982                                 8.5% graded to 4.5%
  1983-1984                                 12.5% graded to 8.0%
  1985-1991                                 9.0% graded to 6.0%
  1992-1994                                 6.0% graded to 5.0%

Mortality assumptions:


  Years of Issue                            Mortality Table
  --------------                            ---------------
  1965-1983                                 1955-60 Select and Ultimate Table
  1983-1994                                 1965-70 Select and Ultimate Table



Withdrawal assumptions:

  Linton B or Linton C Lapse Tables

Termination assumptions:

  Termination assumptions are based on Dixie Life's experience.

NOTE 8--PARTICIPATING BUSINESS

Life insurance policies are issued on both a participating and non-participating
basis.   The  following   summary   presents  the  approximate   percentages  of
participating life business to total life business for the years indicated:

                                                             1994        1993      1992
                                                             ----        ----      ----

Life insurance in force                                       5%          5%        3%
Life premium income                                           9%          5%        3%
Total number of life policies                                12%         11%        7%

The amount of dividends to be apportioned to participating policies is determined annually by the Board of Directors of Dixie Life. In the past, Dixie Life sold participating life insurance through a policy known as the Charter Contract as well as other participating policies. The Charter Contract policies contain a participation endorsement whereby Dixie Life agreed to apportion dividends to Charter Contract holders, as a group and on a pro rata basis, in an amount which equals at least 35% of Dixie Life's statutory net profits computed by a formula set forth in the policy. As discussed in Note 13, Dixie Life is defendant in litigation alleging that Dixie Life failed to properly pay dividends on its Charter Contract policies. As of December 31, 1994, Dixie

Life  had  participating   policies  in  force  with  a  total  face  amount  of
approximately $20,486,000 of which approximately $11,721,000 were Charter Contract policies.


NOTE 9--NOTES PAYABLE AND OTHER DEBT

The Company has the following notes payable at December 31:


                                                                           1994             1993
                                                                           ----             ----

Non-Life:
Note payable to a bank bearing interest at prime
  plus 3/4% (at December 31, 1994 and 1993, the
  rate was 9.25%), payable in monthly
  installments of $11,846 through January 5, 2001;
  secured by home office property                                           524,304          621,623

Life:
Note payable to an insurance company (bank at
  December 31, 1993) bearing interest at
  1% above prime (9.5% at December 31, 1994)
  payable interest only monthly through
  February 1995, with original maturity March 31,
  1995, collateralized by common stock of
  Dixie Life (Term Loan)                                                 $3,688,746       $3,688,746


Convertible 10% notes due May 1, 1995 (Notes)
  with interest payable semi-annually until
  maturity, convertible to common stock on the
  basis of one share for each $1 of Note
  principal, collateralized by second security
  interest in common stock of Dixie Life                                  1,720,000        1,720,000

Obligation under capital lease                                              170,789          223,301
                                                                         ----------       ----------
                                                                          5,579,535        5,632,047
                                                                         ----------       ----------
                                                                         $6,103,839       $6,253,670

                                                                         ==========       ==========


In 1993, the Company replaced an existing note payable to a bank collateralized by common stock of Dixie Life with the Term Loan. In November 1994, the bank sold the Term Loan to Standard Life Insurance Company of Indiana. As discussed in Note 17, the terms of the proposed sale of Dixie Life effectively extend the due date of the Term Loan to closing of the sale or 90 days after any cancellation thereof.

The Term Loan agreement contains three covenants as follows:

         The Company must maintain consolidated tangible net worth, as defined, of not less than $9,000,000. At December 31, 1994, consolidated tangible net worth was $8,487,818.

         The Company must maintain a ratio of total liabilities to consolidated tangible net worth of not more than 4.5 to 1. At December 31, 1994, this ratio was 4.17 to 1.

         The Company must cause Dixie Life to maintain statutory capital and surplus of not less than $3,500,000. At December 31, 1994, Dixie Life's statutory capital and surplus was $6,280,400.

An unwaived or uncured event of default under the term loan is an event of default under the Notes. Standard Life Insurance Company of Indiana has waived all defaults pending completion of the sale of Dixie Life and for 90 days after any cancellation thereof.

Notes in the aggregate amount of $550,000 are held or controlled by officers and directors of the Company.

As discussed above at December 31, 1994, the Corporation owed a subsidiary of Standard Management Corporation approximately $3,689,000 under a Term Loan originally due March 31, 1995. The Term Loan is now due at closing of the SMC Transaction or 90 days after the SMC Transaction in the event it is canceled by either party. Also, the Corporation's 10% Convertible Notes, in the amount of $1,720,000, are due May 1, 1995. Although the SMC Transaction provides a means to satisfy the Convertible Notes at closing, such notes are due before the anticipated closing date and there are no assurances that the Corporation will be able to extend such notes beyond their May 1, 1995 maturity, or effect any alternative accommodations. However, management is exploring several options and believes that the Convertible Notes will be satisfied or extended at their due date. All of the shares of Dixie Life owned by the Corporation were pledged to secure payment of the Term Loan and the Convertible Notes.

The lack of assurance that the SMC Transaction will be completed raises significant doubt about the Company's ability to continue as a going concern. Completion of the SMC Transaction together with an extension or timely repayment of the Convertible Notes would remove such uncertainties.

Management's plans in this regard include the following:

         1. Endeavor to complete the SMC Transaction, which contemplates cancellation of the Term Loan. The SMC Transaction would also enable the Corporation to satisfy the Convertible Notes, assuming their due date is extended.

         2. Seek to extend or secure an alternative means of paying the Convertible Notes. Liquidation of a portion of the Alanco shares is a possible source of repayment of at least a portion of the Convertible Notes.

         3. In the event the SMC Transaction is canceled by either party, searching for another purchaser of Dixie Life in the 90 days available to it beyond such cancellation before the Term Loan is due.

There are no assurances that any of these efforts will be successful.

Aggregate maturities of notes payable and the present value of net minimum lease payments at December 31, 1994, are as follows:


1995                                                              $5,572,519
1996                                                                 180,252
1997                                                                 142,110
1998                                                                 127,413
1999                                                                  81,545
                                                                  ----------
                                                                  $6,103,839
                                                                  ==========


NOTE 10--INCOME TAXES

The Company and its subsidiaries file a life-nonlife consolidated federal income tax return. The Internal Revenue Code contains several provisions which affect the consolidated tax provision, including a special deduction for small life insurance companies amounting to 60% of taxable income and limitations on the amount of nonlife taxable losses which can be used to reduce life insurance taxable income.

The accompanying balance sheet includes a liability for income taxes payable consisting of the following at December 31:

                                                                                           1994             1993
                                                                                           ----             ----
Income taxes payable:
  Currently payable                                                                  $   32,000         $600,000
  Net deferred                                                                          (28,401)         383,449
                                                                                     ----------         --------
                                                                                     $    3,599         $983,449
                                                                                     ==========         ========


Net deferred tax liabilities (assets) consists of the following components as of December 31:


                                                                                           1994             1993
                                                                                           ----             ----

Deferred tax liabilities:
  Deferred acquisition costs                                                           $597,100       $2,192,100
  Other Items                                                                            69,500          127,061
                                                                                       --------       ----------
                                                                                        666,600        2,319,161
Deferred tax assets:
  Policy liabilities                                                                     48,700        1,262,712
  Financing reinsurance                                                                 337,500          540,000
  FAS 115 adjustment                                                                    196,500
  Provisions for uncollectible
    receivables                                                                         112,301          133,000
                                                                                       --------       ----------
                                                                                        695,001        1,935,712
                                                                                       --------       ----------
      NET LIABILITY (ASSET)                                                            $(28,401)      $  383,449
                                                                                       ========       ==========


Income tax (expense) benefit for the year ended December is summarized as follows:


                                                                       1994             1993             1992
                                                                       ----             ----             ----

Current                                                              $(381,900)      $(155,000)       $ (73,390)
Deferred                                                               411,849         368,201         (176,412)
                                                                     ---------       ---------        ---------
                                                                     $  29,929       $ 213,201        $(249,806)
                                                                     =========       =========        =========


The Company's effective income tax expense differs from the expense determined by applying the 34% statutory federal income tax rate to income before income taxes as follows:


                                                               1994               1993                   1992
                                                               ----               ----                   ----
Expected tax benefit (expense)
 at statutory federal income tax rate                       $ 878,800          $ 398,000              $(373,589)
Special deductions                                           (583,085)          (199,000)               197,838
Alternative Minimum Tax                                        97,000             47,000                (33,870)
Change in deferred taxes on policy liabilities               (362,786)
Other                                                                            (32,799)               (40,185)
                                                            ---------          ---------              ---------
  Total income tax benefit (expense)                        $  29,929          $ 213,201              $(249,806)
                                                            =========          =========              =========

In 1994, a change in deferred taxes on policy liabilities, resulting from an incorrect estimate of the tax basis policy benefits at December 31, 1993, caused a $362,786 reduction of the 1994 tax benefit credited to operations.

Prior to 1984, a portion of taxable income was excluded from current taxation and accumulated in a special tax return memorandum account. The December 31, 1983 balance of approximately $876,600 is frozen and will be taxed only if distributed or if it exceeds certain prescribed limits. Deferred income taxes have not been provided on this balance since the Company does not intend to take action nor does it expect events to occur that would cause tax to be payable on that amount.

NOTE 11-SALE OF BLOCK OF BUSINESS

Dixie Life has sold virtually all of its in force accident and health insurance business to unaffiliated insurance companies in two transactions. Both transactions were closed in 1994 although the first was effective December 31, 1993.

In the first transaction, Dixie Life sold all of its in force cancer insurance in South Carolina for $2,125,000, resulting in a statutory gain equal to the selling price in 1993. Under generally accepted accounting principles, the transaction was not recorded until closing in February 1994 but the Company did record the loss incurred ($324,000) under GAAP in 1993.

In 1994, Dixie Life sold virtually all of its remaining accident and health for $5,322,000 in a transaction effective July 1, 1994, again resulting in a statutory gain equal to the selling price. The Company incurred a GAAP loss of approximately $1,197,000 on this sale.

Together, these sales resulted in a reduction of deferred policy acquisition costs and policy liabilities of $12,980,000 and $11,084,000, respectively, in 1994.

NOTE 12--INCENTIVE STOCK OPTION PLANS

Options to purchase common stock of the Company have been granted under two incentive stock option plans. One of those plans expired in 1992 and the other in 1993. At December 31, 1994, options to purchase 481,737 shares were outstanding, including 23,179 at $1.16; 92,061 at $1.23; 87,816 at $1.69; 16,991
at $1.77; 34,496 at $1.41; 62,790 at $1.13; 45,161 at $1.38, 48,548 at $1.50 and
70,695 at $1.00.

NOTE 13--CONTINGENCIES

Reinsurance: Dixie Life reinsures a portion of its insurance risk which is in excess of its retention limits on its life insurance policies. The retention limit for life insurance policies is generally $50,000. Dixie Life would be liable for the reinsured risks ceded to reinsuring other companies to the extent such reinsuring companies are unable to meet their obligations. At December 31, 1994, Dixie Life's possible obligation under excess coverage life insurance risks ceded to other companies was approximately $53,883,000.

Dixie Life also has assumed reinsurance under the Servicemen's Group Life Insurance Program totaling approximately $141,936,000 at December 31, 1994.

Geographic Concentration of Business: Dixie Life is qualified to sell insurance in 21 states and the District of Columbia. Most of its 1994 business is in Texas (21%), Mississippi (18%), Georgia (12%), Louisiana (10%), and Kansas (8%). Loss of the business in any of these states could have a material adverse affect on the future operations of Dixie Life.

Litigation: Dixie Life is a Defendant in a suit filed in January, 1994 in the Circuit Court of Montgomery County, Alabama.

The suit alleges that Dixie Life has failed to properly pay dividends to holders of its Charter Contract policies. These policies are participating policies pursuant to which Dixie Life is obligated to apportion dividends to the holders of such policies, as a group and on a prorata basis, of not less than 35% of the statutory net profits of Dixie Life computed by a formula set forth in the policy. The formula utilizes certain information contained in the annual report filed by Dixie Life with the Mississippi Department of Insurance, as such report was constituted in 1966. The suit seeks to establish a class consisting of the plaintiff and a group of persons allegedly similarly situated and alleges the class consists of over 1,000 persons. No class has yet been certified.

The suit seeks judgment in an undetermined amount for alleged underpayment of dividends and an injunction requiring Dixie Life to pay appropriate dividends in the future.

Dixie Life has paid a dividend to holders of the Charter Contract policies in each year since the policies were issued. On a cumulative basis, the total dividends paid to the holders of the Charter Contract policies since issuance exceed 35% of the net profits of Dixie Life as defined by the policies for the same period.

As of February 17, 1994, a total of 76 Charter Contract policies are held by residents of the state of Alabama. In all states at December 31, 1993, a total of 1,421 Charter Contract policies are currently outstanding, of which 324 are in premium paying status.

Dixie Life intends to vigorously defend the suit.

No discovery has yet taken place and no class has yet been certified by the court. In the absence of a class, if any, and its composition, if certified, Dixie Life has no reasonable basis upon which to estimate its potential liability, if any.

The Company also is involved in ordinary, routine litigation incidental to its business. Management and counsel are of the opinion that the ultimate resolution of these matters will not have a material adverse effect on the Company.

Concentration of Credit Risk: At December 31, 1994 and 1993, the Company had funds on deposit with a federally insured bank in excess of $100,000 federal deposit insurance coverage limits.

NOTE 14--PROFIT SHARING PLAN

The Company has a profit sharing plan which covers substantially all employees who meet length of service provisions contained in the Plan. Prior to 1992, the plan provided for Company defined contributions based on earnings before income taxes and realized investment gains. In 1992, the Plan was amended to allow employee contributions as provided under Section 401(k) of the Internal Revenue Code. The Company matches 50% of employee contributions up to 4% of compensation and, at the discretion of the Board of Directors, may make additional contributions. Contributions to the Plan charged to expense were approximately $13,000, $18,000 and $7,000 in 1994, 1993, and 1992, respectively.

NOTE 15--BUSINESS SEGMENT INFORMATION

The Company, through Dixie Life, has engaged in the following lines of insurance business: life insurance, individual annuities, and accident and health insurance (A&H). From July 1, 1994, as discussed in Note 11, the Company is no longer engaged in the accident and health line of insurance business. Investment income and certain general expenses have been allocated through the utilization of assumptions, estimates and formulas. Such allocations have been made on a basis considered reasonable under the circumstances; however, it should be understood that other acceptable methods of allocation might produce different results. Financial information by product grouping is as follows:


                                               Life             Annuity          A&H                  Total
                                               ----             -------          ---                  -----

1994
- ----
Revenues                                    $5,360,344       $   839,747     $ 5,451,252             $11,651,343
Benefits and expenses                        5,719,795           487,326       6,779,282              12,986,403
                                            ----------       -----------     -----------             -----------
Operating profit                            $ (359,451)      $   352,421     $(1,328,030)            $(1,335,060)
                                            ===========      ===========     ===========
Unallocated general corporate expenses                                                                 1,249,648
                                                                                                     -----------
Loss before income taxes                                                                             $(2,584,708)
                                                                                                     ===========


1993
- ----
Revenues                                    $6,201,285      $   861,206     $14,467,453             $21,529,944
Benefits and expenses                        5,983,893          664,191      14,701,116              21,349,200
                                            ----------      -----------     -----------             -----------
Operating profit                            $  217,392      $   197,015     $  (233,663)            $   180,744
                                            ==========      ===========     ===========
Unallocated general corporate expenses                                                                1,351,083
                                                                                                    -----------
Income before income taxes                                                                          $(1,170,339)
                                                                                                    ===========


1992
- ----
Revenues                                    $5,817,395      $ 1,003,056     $12,491,413             $19,311,864
Benefits & expenses                          4,330,999        2,094,313      10,454,699              16,880,011
                                            ----------      -----------     -----------             -----------
Operating profit                            $1,486,396      $(1,091,257)    $ 2,036,714             $ 2,431,853
                                            ==========      ===========     ===========
Unallocated general corporate expenses                                                                1,333,063
                                                                                                    -----------
Income before income taxes                                                                          $ 1,098,790
                                                                                                    ===========



NOTE 16--SALE OF COMMON STOCK

The Corporation entered into an agreement with Universal Management Services, a Nevada corporation (UMS), as of October 27, 1994 (UMS Agreement). The UMS Agreement provides that UMS will use its best efforts to assist the Corporation in locating potential investors for its Common Stock in non-U.S. markets pursuant to Regulation S of the Securities Act of 1933.

Under the UMS Agreement, UMS has the right to assist the Corporation in placing up to 6,425,000 shares, subject to completion of various steps set forth in the Agreement. The first step was completed on November 29, 1994, with the Corporation issuing 2,000,000 shares of its Common Stock for which it received 1,230,770 shares of Alanco Environmental Resources, Inc. (Alanco) common stock (November Transaction). The Alanco shares had an aggregate market value of $2,000,000 on November 29, 1994.

Under the UMS Agreement, UMS has the right to assist the Corporation in placing, on a best efforts basis, by June 30, 1995, up to 12,500,000 additional shares of the Corporation's Common Stock. Under the terms of the UMS Agreement, the Corporation expects to:

         1. Issue 2,000,000 shares of its Common Stock in exchange for 16% of the outstanding common shares of Phoenix Medical Management, Inc.
         (PMM), an Arizona corporation.

         2. Issue, if the acquisition of the 16% interest is completed, 100,000 of its Common Stock for an option to acquire the remaining 84% of the common shares of PMM for 10,400,000 shares of the Corporation's Common Stock.

         3. Purchase from PMM three specialized health care facilities for approximately $700,000 in cash. The funds for this transaction are expected to be obtained through the placement, with the assistance of UMS, but outside the UMS Agreement, of approximately 700,000 shares of the Corporation's Common Stock under Regulation S.

In view of covenants contained in the Term Loan Agreement, the aquisition of shares of PMM by the Corporation will require certain waivers from SMC, which the Corporation will seek to obtain. However, there is no assurance that such waivers will be obtained, in which case the Corporation will be obliged to reassess the proposed PMM transaction. There are no assurances that any further transactions contemplated by the UMS Agreement will be completed. UMS's rights under the UMS Agreement will expire June 30, 1995.

If at least 6,425,000 shares are placed with UMS's assistance, the UMS Agreement provides that the purchasers will be entitled to designate a majority of the Corporation's Board of Directors. This right would be facilitated by the resignation of a sufficient number of directors whose tenure as director predates the UMS Agreement so that designees of the new investors could be appointed until the next annual meeting of the Corporation's stockholders. The UMS Agreement contained three other undertakings of the Corporation which were accomplished at the 1994 annual meeting of the Corporation's stockholders held January 24, 1995. These were (a) reduction of the Corporation's Board of Directors from 15 members to 9 members;
(b) election to the Corporation's Board of Directors of three representatives of the parties who purchased the Corporation's Common Stock in the November Transaction; and (c) an increase in the number of authorized shares of the Corporation's Common Stock from 10,000,000 to 50,000,000.


NOTE 17--PENDING SALE OF DIXIE LIFE

On March 6, 1995, the Corporation entered into a Letter of Intent with SMC to sell to SMC all of the capital stock of Dixie Life which the Corporation owns. Dixie Life represents 94% of the consolidated assets and substantially all of the consolidated operations of the Corporation.

At closing SMC will cancel the Term Loan obligation, assume the Corporation's indebtedness of $1,720,000 under the Convertible Notes due May 1, 1995, pay the Corporation $2,500,000 in cash and issue to the Corporation SMC common shares equal to $500,000 valued at the average trading price of SMC's shares for the five days prior to closing. The Corporation will also receive the first $175,000 of agent advances that Dixie Life collects after closing. These payments constitute a selling price of at least $8,408,746 and up to $8,583,746 if agent advances equal at least $175,000 at closing and at least $175,000 is collected. Agent advances, net of allowance for doubtful accounts at December 31, 1994, were approximately $270,000. The selling price will be adjusted by the change in Dixie Life's capital and surplus and asset valuation reserve between December 31, 1994 and closing. In addition, Dixie Life will continue to pay $15,000 per month rent to Vanguard, Inc., a wholly-owned subsidiary of the Corporation, through the December 31, 1996 expiration of an existing lease on the office building occupied by the Corporation and Dixie Life.

Except as to the extension of the due date of the Term Loan, a prohibition against the Corporation negotiating with other parties and certain other customary provisions, the Letter of Intent is not binding and is subject to a Definitive Purchase Agreement which the parties intend to sign before April 1, 1995. The Definitive Purchase Agreement will contain usual and customary conditions, including, among others, the receipt of all required regulatory approvals and approval of the transaction by the shareholders of the Corporation at a meeting to be held on or before August 1, 1995. There is no assurance that the SMC Transaction will be consummated.

In the first quarter of 1994, the Corporation reached an agreement in principle for the acquisition of the Corporation by SMC in a tax-free merger. A definitive Merger Agreement among the Corporation, SMC and an SMC affiliate was executed June 8, 1994. On August 1, 1994, the Corporation terminated the Merger Agreement as a result of SMC's failure to meet certain conditions of the Merger Agreement. On November 7, 1994, Standard Life Insurance Company of Indiana, a subsidiary of SMC, purchased the Term Loan from the bank which previously held the note.

Unaudited Consolidated Balance Sheet
Dixie National Corporation
March 31, 1995

ASSETS
NON-LIFE
Investments
     Common stock                                              $ 2,000,000
     Cash and cash equivalents                                     388,343
     Other                                                          26,200
                                                               ------------
                                 TOTAL NON-LIFE INVESTMENTS      2,414,543
Property and equipment                                             409,526
                                                               ------------
                                      TOTAL NON-LIFE ASSETS      2,824,069
LIFE
Investments
     Fixed Maturities, at market:
       Pledged under financing reinsurance
        treaty                                                  12,676,304
       Other                                                     4,970,990
     Policy loans                                                3,063,394
     Government guaranteed student loans,
        less allowance for uncollectible
        loans of $464,603 at March 31, 1995                      5,741,268
     Short-term investments                                        563,057
     Equipment leases                                              531,567
     Cash and cash equivalents:
       Pledged under financing reinsurance
        treaty                                                   1,075,982
       Other                                                     2,801,791
                                                               ------------
                                     TOTAL LIFE INVESTMENTS     31,424,353

Accounts receivable, less allowance for
 doubtful accounts of $195,885 at March 31, 1995                   821,967
Accrued investment income                                          470,413
Deferred policy acquisition costs, net                           6,573,528
Value of life insurance purchased, net                           1,549,356
Property and equipment, less accumulated
 depreciation of $670,326 at March 31, 1995                        147,823
Other assets                                                       837,684
Unallocated loss on sale of subsidiary                          (4,161,313)
                                                               ------------
                                          TOTAL LIFE ASSETS     37,663,811
                                                               ------------

                                               TOTAL ASSETS    $40,487,880
                                                               ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

NON-LIFE LIABILITIES
Notes payable and other debt                                   $   500,940
Accrued liabilities and expenses                                     3,500
                                                               ------------
                                 TOTAL NON-LIFE LIABILITIES        504,440
LIFE
Policy liabilities
     Future policy benefits                                     27,481,172
     Other policy claims and benefits payable                      311,519
     Other policyholders' funds                                    827,955
                                                               ------------
                                   TOTAL POLICY LIABILITIES     28,620,646

Notes payable and other debt                                     5,557,566
Income taxes                                                        21,443
Accrued liabilities and expenses                                   485,642
                                                               ------------
                                     TOTAL LIFE LIABILITIES     34,685,297
STOCKHOLDERS' EQUITY
Common stock                                                     8,394,973
Retained-earnings deficit                                       (3,096,830)
Unrealized holding losses on investments available for sale
                                                               ------------
                                 TOTAL STOCKHOLDERS' EQUITY      5,298,143
                                                               ------------

                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $40,487,880
                                                               ------------


See accompanying notes to consolidated financial statements.

Unaudited Consolidated Statement of Operations
Dixie National Corporation

                                                          Three Months
                                                         Ended March 31
                                                        ----------------
                                                     1995           1994
                                                    ------         ------
REVENUES
     Premiums                                  $     810,697  $    4,083,248
     Net investment income                           617,412         537,085
     Realized investment gains (losses)               36,757          11,594
                                               -------------- ---------------
                               TOTAL REVENUES      1,464,866       4,631,927

BENEFITS AND EXPENSES
  Benefits and claims to policyholders               392,703       2,640,373
  Amortization of deferred policy acquisition
     costs and value of insurance purchased          225,728       1,340,259
  Commissions, net                                   132,014         736,646
  General expenses, net                              659,220         644,957
  Interest expense                                   145,776         118,288
  Insurance taxes, licenses and fees                  82,748         240,733
  Loss on sale of accident and health business
                                               -------------- ---------------
                  TOTAL BENEFITS AND EXPENSES      1,638,189       5,721,256
                                               -------------- ---------------
  INCOME (LOSS)  BEFORE INCOME TAXES AND
  ESTIMATED LOSS ON SALE OF SUBSIDIARY              (173,323)     (1,089,329)
Income tax benefit (expense)                               0         180,000
                                               -------------- ---------------
                        LOSS BEFORE ESTIMATED
                   LOSS ON SALE OF SUBSIDIARY       (173,323)       (909,329)
Estimated loss on sale of subsidiary              (4,635,000)
                                               -------------- ---------------
                        NET INCOME (LOSS)       $ (4,808,323) $     (909,329)
                                               -------------- ---------------

Primary and fully diluted net income
  (loss) per share                              $      (0.57) $      (0.14)
                                               -------------- ---------------





See accompanying notes to consolidated financial statements.

Unaudited Consolidated Statement of Stockholders' Equity
Dixie National Corporation
Three Months Ended March 31, 1995

                                                                            Unrealized
                                                       Common          Retained        Holding
                                                       Stock           Earnings        Losses        Total
Balance January 1, 1995                                $ 8,394,973     $ 1,711,493     $ (925,011)    $ 9,181,455
Net loss for three months ended March 31, 1995                          (4,808,323)                    (4,808,323)
Recoginition of unrealized holding losses as
 realized through estimated loss on sale of subsidiary                                    925,011         925,011
                                                       ------------    ------------    -----------    ------------
                   BALANCE MARCH 31, 1995 (UNAUDITED)  $ 8,394,973     $ (3,096,830)   $   -0-        $ 5,298,143
                                                       ------------    -------------   -----------    ------------

See accompanying notes to consolidated financial statements

Unaudited Consolidated Statements of Cash Flows
Dixie National Corporation
                                                           Three Months
                                                          Ended March 31
                                                      ----------------------
                                                      1995           1994
                                                      ----------------------
Cash flows from operating activities:
  Net income                                   $  (4,808,323) $    (909,329)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Estimated loss on sale of subsidiary          4,635,000
     Loss on sale of accident and health business
     Increase in policy liabilities                  (57,631)       879,564
     Amotization of deferred policy acquisition
      costs and and value of life insurance
      purchased                                      225,728      1,340,259
     Increase (decrease) in deferred income taxes    (94,987)      (100,000)
     Increase (decrease) in accrued liabilities     (190,318)        16,165
     Policy acquisition costs deferred              (133,026)      (597,316)
     Decrease in accounts receivable                 (34,548)      (426,102)
     Decrease in policyowner funds on deposit         (1,575)        55,641
     Depreciation                                     27,345         29,081
     Other, net                                       21,867        (48,179)
                                               -------------- --------------
                        NET CASH PROVIDED BY
                        OPERATING ACTIVITIES        (410,468)       239,784
Cash flows from investing activities:
  Proceeds from investments sold or matured:
     Fixed maturities:
           Maturities                                523,163        346,708
           Calls                                      33,000         18,301
           Sales                                     242,000
     Repayment  of policy and student loans          402,801        489,214
  Cost of investments acquired:
     Fixed maturities                               (508,689)    (2,235,087)
     Equipment  leases                              (531,567)
     Policy and student loans                       (168,990)      (253,673)
  Temporary investments, net                       4,271,090        (34,347)
  Additions to property and equipment                               (19,693)
                                               -------------- --------------
                     NET CASH PROVIDED (USED)
                      BY INVESTING ACTIVITIES      4,262,808     (1,688,577)
Cash flows from financing activities:
  Proceeds from borrowing
  Payments on debt                                   (45,333)       (35,689)
                                               -------------- --------------
                             NET CASH USED BY
                         FINANCING ACTIVITIES        (45,333)       (35,689)
                                               -------------- --------------
                   NET (DECREASE) INCREASE IN
                    CASH AND CASH EQUIVALENTS      3,807,007     (1,484,482)
Cash and cash equivalents - beginning of year        459,109      4,655,458
                                               -------------- --------------
                CASH AND CASH EQUIVALENTS AT
                               END OF PERIOD    $  4,266,116  $   3,170,976
                                               -------------- --------------

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash payments for income taxes                $    127,040  $     600,000
                                                ------------- --------------
  Cash payments for interest                    $     39,356  $      52,678
                                                ------------- --------------

See accompanying notes to consolidated financial statements.

Notes To Unaudited Consolidated Financial Statements
Dixie National Corporation
March 31, 1995

Note 1--Basis of Presentation

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the detail and disclosures required by generally accepted accounting principles for complete financial statements. Operating results for the three month period ended March 31, 1995 are not necessarily indicative of the results that may be expected for the year ending December 31, 1995. More detailed information is contained in the Notes to Consolidated Financial Statements.

     All adjustments which, in the opinion of management, are necessary for a fair presentation of such financial statements are included and consist only of normal recurring adjustments.

Note 2--Statutory Accounting

     A reconciliation of Dixie Life's statutory net income to the Company's consolidated GAAP net income for the three months ended March 31, 1995 and 1994 is as follows:

                                               Three Months Ended March 31
                                              1995                     1994
                                           -----------             -----------
Statutory net income                      $  (285,123)             $ (353,487)
Estimated loss on sale of subsidiary       (4,635,000)
Deferral of acquisition costs                 133,026                 597,316
Amortization of acquisition costs            (225,728)             (1,340,259)
Differences in insurance policy
  liabilities, excluding effect of
  sale of block of business                   456,335                 (81,614)
Deferred income taxes                               0                 100,000
Premium income                               (437,261)                250,196
Investment income                              57,354                   6,411
Commissions                                         0                 (25,000)
Interest expense                             (145,776)               (118,288)
General insurance expenses
Write off of agent advances                   199,600                 211,852
Supplementary contracts                       (57,027)                (75,442)
Other                                         131,277                 (81,014)
                                           -----------             -----------
GAAP Net (Loss)                           $(4,808,323)             $ (909,329)
                                           -----------             -----------
                                           -----------             -----------

     A reconciliation of Dixie Life's statutory stockholders' equity to the Company's Consolidated GAAP stockholders' equity at March 31, 1995 is as follows:

                                                  March 31
                                                    1995
                                                  --------
Statutory Stockholders' Equity                  $ 5,962,197
Differences in insurance policy liabilities        (733,358)
Deferred acquisition costs                        6,573,528
Deferred income taxes                               (21,443)
Debt of parent company                           (5,909,686)
Asset Valuation Reserve                             129,809
Value of life insurance purchased                 1,549,256
Non-admitted assets                                 292,751
Common stock issued                               1,979,720
Other                                              (363,418)
Unallocated loss on sale of subsidiary           (4,161,313)
                                                ------------
  GAAP Stockholders' Equity                     $ 5,298,143

Note 3--Investments

     The Company's investments in fixed maturity securities available for sale at March 31, 1995 are summarized as follows:

                                                      Amortized      Unrealized      Unrealized       Market
                                                        Cost            Gains          Losses          Value
                                                        ----            -----          ------          -----
  U.S. Government agencies and authorities         $  9,407,327      $  54,289        $270,213     $  9,191,403
  States, municipalities and political subdivisions      50,000              0           1,500           48,500
  Special revenue                                        10,278              0             378            9,900
  Public utilities                                    2,044,337          8,897          50,634        2,002,600
  All other corporate                                 6,727,461         56,838         389,408        6,394,891
                                                   ------------      ---------        --------     ------------
                                                    $18,239,403       $120,024        $712,133      $17,647,294


     Net investment income for the three months ended March 31, 1995 and 1994 consists of the following:
                                              1995                     1994
                                           -----------             -----------
Investment income
  Fixed maturities                           $341,661                $262,324
  Policy loans                                 46,002                  45,736
  Student loans                               103,056                  62,934
  Interest on Accounts Receivable              15,056                  65,914
  Short-term investment                        46,252                  33,256
  Other                                        65,385                  66,921
                                           -----------             -----------
           Net investment income             $617,412                $537,085

     Net realized investment gains for the three months ended March 31, 1995 and 1994 are summarized as follows:

                                              1995                     1994
                                           -----------             ------------
Realized gains                                $36,757                 $11,594
Realized losses                                     0                       0
                                           -----------             ------------
           Net realized gains (losses)        $36,757                 $11,594

     Subsequent to March 31, 1995, as consideration for extention of the Corporation's Convertible Notes (Note 7), the Corporation pledged 762,106 shares of its Alanco stock with a carrying value of $1,238,000 as addtional collateral to the Convertible Notes.

     The obligation of the purchasers of the Corporation's Common Stock in the November Transaction (Notes 3 and 16 of the Corporation's 1994 Consolidated Financial Statements) to cover any market depreciation, as defined, has been extended to the maturity of the Term Loan. At March 31, 1995, market value of the Alanco shares, based on the average closing bid and asked price, was $ 1.625.

Note 4--Deferred Policy Acquisition Costs

     An analysis of deferred policy acquisition costs for the three months ended March 31, 1995 and 1994 follows:
                                              1995                     1994
                                           -----------             ------------

Balance at beginning of period             $6,626,230              $19,759,110
Deferred during the period:
  Commissions                                 108,071                  464,173
  Other Expenses                               24,955                  133,143
    Total Deferred                            133,026                  597,316
Deferred policy acquisition costs on
   policies sold                                                    (3,035,144)
Amortized during the period                  (185,728)              (1,300,259)
                                           -----------             ------------
Balance at end of period                   $6,573,528              $16,021,023
                                           -----------             ------------
                                           -----------             ------------

Note 5--Value of Life Insurance Purchased

     An analysis of the market of life insurance purchased for the three months ended March 31, 1995 and 1994 follows:
                                              1995                     1994
                                           -----------             ------------

Balance at beginning of period             $1,589,356               $1,749,356
Amortized during the period                   (40,000)                 (40,000)
                                           -----------             ------------
Balance at end of the period               $1,549,356               $1,709,356
                                           -----------             ------------
                                           -----------             ------------

Note 6--Property and Equipment

     A summary of property and equpment at March 31, 1995 follows:



Home office property                            $  795,038
Data Processing Equipment                          818,149
Furniture, Equipment and Autos                     454,007
                                                -----------
                                                $2,067,194
Less accumulated depreciation                    1,509,845
                                                -----------
                                                $  557,349
                                                -----------
                                                -----------

Note 7--Notes Payable and Other Debt

     The Company has the following notes payable at March 31, 1995:

NON-LIFE:
Note payable to a bank  bearing  interest at prime
   plus 3/4% (at December  31, 1994 and 1993,  the
   rate   was    9.25%),    payable   in   monthly
   installments  of  $11,846  through  January  5,
   2001; secured by home office property                     $  500,940

LIFE:
Note  payable  to an  insurance  company  (bank at
   December 31, 1993) bearing interest at 1% above
   prime  (9.5%  at  December  31,  1994)  payable
   interest only monthly  through  February  1995,
   with   original   maturity   March  31,   1995,
   collateralized  by common  stock of Dixie  Life
   (Term Loan)                                                3,688,746

Convertible 10% notes due May 1, 1995 (Notes) with
   interest payable  semi-annually until maturity,
   convertible to common stock on the basis of one
   share   for   each   $1  of   Note   principal,
   collateralized  by second security  interest in
   common stock of Dixie Life                                 1,720,000

Obligation under capital lease                                  148,820
                                                             -----------
     Non-life                                                   500,940
                                                             -----------
                                                             $6,058,506

     The Stock Purchase Agreement with Standard Life Insurance Company (Note 9) waives all financial covenants contained in the Term Loan agreement.

     Subsequent to March 31, 1995, the Convertible Notes were extended to the Term Loan maturity but no later than December 27, 1995.

Note 8--Incentive Stock Option Plans

     Options to purchase common stock of the Corporation previously have been granted under two incentive stock option plans. Both of these plans have expired. At March 31, 1995, options to purchase 395,768 shares were outstanding, including (at per share exercise prices): 92,061 at $1.23; 87,816 at $1.69; 16,991 at $1.77; 34,496 at $1.41; 45,161 at $1.38; 48,548 at $1.50 and 70,695 at
$1.00.

     As part of a compensation program for members of the Corporation's Board of Directors, the Board approved granting options to purchase 5,000 shares of the Corporation's Common Stock to each of the Corporation's nine directors at such time as a stock option plan has been formally adopted. It is expected that such a plan will be adopted in May 1995. The options will be exercisable at any time prior to their expiration five years from the grant date.

Note 9--Proposed Sale of Dixie Life

     On April 18, 1995, the Corporation entered into a Stock Purchase Agreement with Standard Life Insurance Company of Indiana (Standard) to sell to Standard all of the capital stock of Dixie Life which the Corporation owns (Standard Transaction). The Stock Purchase Agreement implements a Letter of Intent between Standard's parent, Standard Management Corporation, and the Corporation dated March 6, 1995. Dixie Life represents 94% of the consolidated assets and substantially all of the consolidated operations of the Corporation.

     At closing Standard will cancel the Corporation's $3,689,000 Term Loan obligation, assume indebtedness of $1,720,000 under Convertible Notes of the Corporation and pay the Corporation $3,000,000 in cash. The Corporation will also receive the first $175,000 of agent advances that Dixie Life collects after closing. The selling price will be adjusted by the change in Dixie Life's capital and surplus and asset valuation reserve between December 31, 1994 and closing. At March 31, 1995, statutory capital and surplus and asset valuation reserve was $318,200 less than at December 31, 1994. It is expected that there will be little change from the March 31, 1995 level prior to closing. Certain other adjustments may be made based on the resolution of pending litigation to which Dixie Life is a party. In addition, Dixie Life will continue to pay $15,000 per month rent to Vanguard, Inc. (Vanguard), a wholly-owned subsidiary of the Corporation, through the December 31, 1996, expiration of an existing lease on the office building occupied by the Corporation and Dixie Life.

     The proposed sale, if completed, will result in a loss of $4,635,000 ($.55 per share) which has been recorded in the first quarter of 1995. The sale of Dixie Life constitutes discontinuance of the life insurance business by the Corporation. The loss on the sale is reported in a manner substantially the same as discontinued operations. The Corporation continues to report insurance operations in the same manner as prior to the measurement date of March 6, 1995. Accounting Principles Board Opinion No. 30 (APB 30) calls for reporting the operations of discontinued operations as a single net amount in the statement of operations but, in management's opinion, reducing virtually all of the Corporation's operations to a single amount in the statement of operations would not be meaningful to readers of the Corporation's financial statements. The Corporation anticipates entry into the health care business or some other line of business in 1995. When the Corporation enters another line of business, but no later than 1996, insurance operations will be reported as discontinued operations in accordance with APB 30.

     The Stock Purchase Agreement confirms an extension, included in the Letter of Intent, of the due date of the Term Loan to the latter of closing or 90 days after either party informs the other that the transaction cannot be closed under its terms. Certain covenants contained in the Term Loan agreement are waived by the Stock Purchase Agreement, including all financial covenants and certain covenants restricting the Corporation from entering into certain transactions. The Stock Purchase Agreement also contains usual and customary conditions, including, among others, the receipt of all required regulatory approvals and approval of the transaction by the shareholders of the Corporation at a meeting to be held on or before August 1, 1995. The Stock Purchase Agreement may be terminated by either party after August 1, 1995, provided the terminating party has not breached the Stock Purchase Agreement.

Note 10--Sale of Common Stock

     The Corporation entered into an agreement with Universal Management Services, a Nevada corporation (UMS), as of October 27, 1994 (UMS Agreement). The Corporation and UMS, on April 20, 1995, entered into an amended and restated agreement effective as of March 24, 1995 (Second Amended and Restated UMS Agreement) which provides that UMS has the right to use its best efforts to assist the Corporation in placing up to 12,500,000 additional shares of the Corporation's Common Stock in non-U.S. markets, pursuant to Regulation S, or otherwise in private placements. In connection with the UMS Agreement, the Corporation expects to issue 2,000,000 shares of its Common Stock in exchange for 16% of the outstanding common shares of Phoenix Medical Management, Inc.
(PMM), an Arizona corporation. If the acquisition of the 16% interest is completed, the Corporation plans to issue 100,000 of its Common Stock for an option to acquire the remaining 84% of the common shares of PMM for 10,400,000 additional shares of the Corporation's Common Stock.